SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITT Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2013

Notice of Annual Meeting
& Proxy Statement

ITT Corporation

March 27, 2013

Denise L. Ramos Chief Executive Officer and President	ITT Corporation 1133 Westchester Avenue White Plains, NY 10604-3543

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting and Proxy Statement for ITT’s 2013 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner.

This year, in accordance with U.S. Securities and Exchange Commission rules, we are again using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of ITT common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a registered owner of ITT common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. Your vote is important.

Sincerely,

March 27, 2013

NOTICE OF 2013 Annual Meeting

Time:	9:00 a.m. Eastern Time, on Tuesday, May 7, 2013

Place:	ITT Corporation Headquarters, 1133 Westchester Avenue, White Plains, NY 10604

Items of Business:	1. Election of the eight nominees named in the attached Proxy Statement as members of the Board of Directors.

2. Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2013.

3. Approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers.

4. To approve, in a non-binding vote, the 2012 compensation of our named executive officers. 5. To transact such other business as may properly come before the meeting.

Who May Vote:	You can vote if you were a shareholder at the close of business on March 13, 2013, the record date.

Annual Report to Shareholders and Annual Report on Form 10-K:	Copies of our 2012 Annual Report on Form 10-K and Annual Report to Shareholders are provided to shareholders.

Mailing or Availability Date:	Beginning on or about March 27, 2013, this Notice of Annual Meeting and the 2013 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 13, 2013.

About Proxy Voting:	Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. Most shareholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by proxy by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials may vote their shares by submitting voting instructions by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on pages 1 to 5 of this Proxy Statement and on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 7, 2013, at 9:00 a.m. at ITT Corporation Headquarters, 1133 Westchester Avenue, White Plains, NY 10604. The Company’s 2013 Proxy Statement, 2012 Annual Report on Form 10-K and Annual Report to Shareholders will be available online at https://www.proxydocs.com/itt.

By order of the Board of Directors,

Burt M. Fealing
Senior Vice President,
General Counsel and Secretary

2013 Proxy Statement

Why did I receive these proxy materials?    Beginning on or about March 27, 2013, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of March 13, 2013, the record date, as part of the Board of Directors’ solicitation of proxies for ITT’s 2013 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and ITT’s 2012 Annual Report to Shareholders and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the 2013 Annual Meeting) contain information that the Board of Directors believes offers an informed view of ITT Corporation (herein referred to as “ITT” or the “Company”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations.

Who is entitled to vote?    You can vote if you owned shares of the Company’s common stock as of the close of business on March 13, 2013, the record date.

What items of business will I be voting on?    You are voting on the following items of business, which are described on pages 8 to 19:

1.	Election of the eight nominees named in the attached Proxy Statement as members of the Board of Directors.

2.	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as ITT’s Independent Registered Public Accounting Firm for 2013.

3.	Approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers.

4.	Approval, in a non-binding vote, of the 2012 compensation of our named executive officers (“NEOs”).

5.	To transact such other business as may properly come before the meeting.

Information about Voting

How do I vote?    If you are a registered owner, you can either vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. If you are a beneficial owner, you may vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting. If you are a beneficial owner and your shares are held through any of the ITT savings plans for salaried or hourly employees, your shares cannot be voted in person at the Annual Meeting.

What are the proxy voting procedures?    If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, by calling from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareholders?    Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the three people named on the accompanying proxy card to act as your proxies at the 2013 Annual Meeting.

How do the proxies vote?    The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?    You have one vote for every share of ITT common stock that you own.

How does the Board of Directors recommend that I vote on the proposals?    The Board of Directors recommends a vote FOR the election of each of the nominees of the Board of Directors (Item 1), FOR the ratification of the appointment of Deloitte as ITT’s Independent Registered Public Accounting Firm for 2012 (Item 2), FOR the approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers (Item 3), and FOR the approval of the 2012 compensation of our NEOs (Item 4).

What if I change my mind?    You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote by the Internet or telephone, as applicable. You can also send a written revocation to the Secretary at the address listed on the first page of the Proxy Statement. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What is a “broker non-vote”?    The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm, is considered a discretionary item. Your broker does not have discretion to vote your shares held in street name on Items 1, 3, or 4, each of which is considered a non-discretionary item. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present.

There are four formal items scheduled to be voted upon at the Annual Meeting as described on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2013 Annual Meeting.

How many votes are required to elect Directors? How many votes are required for other agenda items to pass?    The Restated Articles of Incorporation of ITT Corporation authorize the Company’s By-laws to provide for majority voting for Directors in uncontested elections, and such By-laws further provide that in uncontested elections, a Director nominee shall be elected by a majority of the votes cast. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. This means that in an uncontested election, to be elected as a Director of ITT, each of the eight director candidates must receive a majority of votes cast.

Item 2, Item 3, and Item 4 of the proposed agenda items require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Item 2 and Item 4 are advisory in nature and are non-binding. Item 3, the approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers is subject to the approval requirements of Section 162(m) of the Internal Revenue Code, which requires the affirmative vote of a majority of the votes cast. Accordingly, abstentions will have no effect on the outcome of Item 3. Abstentions will also have no effect on the outcomes of Item 1, Item 2 or Item 4. In addition, broker non-votes will have no effect on the outcomes of Item 1, Item 3 or Item 4.

How many shares of ITT stock are outstanding?    As of March 13, 2013, the record date, 92,069,285 shares of ITT common stock were outstanding.

How many holders of ITT outstanding shares must be present to hold the Annual Meeting?    In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy.

How do I vote?    With respect to agenda Items 1, 2, 3, and 4 you may vote for, against or abstain from voting.

What is the difference between a beneficial owner and a registered owner?    If shares you own are held in an ITT savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Morgan Stanley Smith Barney account for restricted shares or registered in your name directly with The Bank of New York Mellon, our transfer agent, you are the registered owner and the “shareholder of record.”

How do I vote if I am a participant in ITT’s savings plans for salaried or hourly employees? If you participate in any of the ITT savings plans for salaried or hourly employees, your plan trustee will vote the ITT shares credited to your savings plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). The trustee votes the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. ITT salaried or hourly plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 2, 2013.

I participate in the ITT savings plan for salaried employees and am a shareholder of record of shares of ITT common stock. How many proxy cards will I receive?    You will receive only one proxy card. Your savings plan shares and any shares you own as the shareholder of record, including ownership through the ITT Direct Purchase, Sale and Dividend Reinvestment Plan, will be set out separately on the proxy card.

How many shares are held by participants in the ITT employee savings plans?    As of March 13, 2013, the record date, J.P. Morgan Chase, as the trustee for both the employee salaried savings plan and the hourly employee savings plans, held 198,747 shares of ITT common stock (approximately 0.22% of the outstanding shares) for the salaried plan, and 40,940 shares of ITT common stock (approximately 0.04% of the outstanding shares) for the hourly plans.

Who counts the votes? Is my vote confidential?    Representatives of Broadridge count the votes. Representatives of Broadridge will act as Inspectors of Election for the 2013 Annual Meeting. The Inspectors of Election monitor the voting and certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

Who pays for the proxy solicitation cost?    ITT pays the cost of soliciting proxies from registered owners. ITT has appointed Innisfree M&A Incorporated to help with the solicitation effort. ITT will pay Innisfree M&A Incorporated a fee of $25,000 to assist with the solicitation and reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

Who solicits proxies?    Directors, officers or other regular employees of ITT may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2014 Annual Meeting?    Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in ITT’s proxy materials for its next Annual Meeting, the proposal must be received by ITT at its principal executive offices on or before November 27, 2013, and comply with eligibility requirements and procedures. An ITT shareholder who wants to present a matter for action at ITT’s next Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to ITT, at its principal executive offices, on or before November 27, 2013, a written notice to that effect; provided, however, in the event that the date of the 2014 Annual Meeting is changed by more than 30 days from the anniversary date of the 2013 Annual Meeting, such notice must be received not later than 120 days calendar days prior to the 2014 Annual Meeting or 10 calendar days following the date on which public announcement of the date of the annual meeting is first made. In either case, as well as for shareholder nominations for Directors, the shareholder must also comply with the requirements in the Company’s By-laws with respect to a shareholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from the Secretary of ITT.)

Can a shareholder nominate Director Candidates?    The Company’s By-laws permit shareholders to nominate Directors and present other business for consideration at the Annual Meeting. To make a Director nomination or present other business for consideration at the 2014 Annual Meeting, you must submit a timely notice in accordance with the procedures described in the Company’s By-laws. To be timely, notice of Director nomination or any other business for consideration at the annual meeting must be received by our Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the date we released our proxy statement to shareholders in connection with last year’s annual meeting. Therefore, to be presented at our 2014 Annual Meeting, such a proposal must be received on or after November 27, 2013, but not later than December 27, 2013. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles and committee charters (the “Corporate Governance Principles”), By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail below under “Information about the Board of Directors-Director Selection and Composition.” No one may be nominated for election as a Director after he or she has reached 72 years of age. (You can request a copy of the nomination requirements from the Secretary of ITT.)

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can request prompt delivery of a copy of the Proxy Materials by writing to: Elizabeth O’Driscoll, Manager, Stock Administration, ITT Corporation, 1133 Westchester Ave., White Plains, NY 10604, by email at Elizabeth.O’Driscoll@itt.com or by calling (914) 641-2000.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.itt.com) and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

ITT Corporation

1133 Westchester Ave.

White Plains, NY 10604

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Stock Ownership Information

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual cash retainer amount. Non-Management Directors receive a portion of their retainer in restricted stock units (“RSUs”), which are paid in shares when the RSUs vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

Share ownership guidelines for corporate officers, first approved by ITT’s Board of Directors during 2001, are regularly reviewed. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The guidelines require share ownership expressed as a multiple of base salary for all corporate officers.

Specifically, the guidelines apply as set forth in the table below under the heading “Share Ownership Guideline Summary.” In achieving these ownership levels, shares owned outright, Company restricted stock and RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Salaried Investment and Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan are considered.

To attain the ownership levels set forth in the guidelines, it is expected that any restricted shares that become unrestricted and all shares acquired through the exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations.

Compliance with the guidelines is monitored periodically. Non-Management Directors and Company officers are afforded a reasonable period of time to meet the guidelines. The Company has taken the individual tenure and share ownership levels of Non-Management Directors and corporate officers into account in determining compliance with the guidelines.

Share Ownership Guideline Summary

Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO and EVP	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

Stock Ownership of Directors, Executive Officers and Certain Shareholders

The following table shows the beneficial ownership of ITT common stock, as of January 31, 2013, by each Director and nominee, by each of the NEOs, and by all Directors, nominees, and executive officers as a group.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse.

		Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Title of Class	Total Shares Beneficially Owned	ITT Common Stock Shares Owned	Options	Stock Units(1)	Percent of Class
Denise L. Ramos	Common Stock	396,651	50,922	345,729	—	*
Aris C. Chicles	Common Stock	108,719	16,253	92,466	—	*
Thomas M. Scalera	Common Stock	57,801	4,260	53,541	—	*
Robert J. Pagano, Jr.	Common Stock	172,436	31,563	140,873	—	*
Luca Savi	Common Stock	—	—	—	—	*
Thomas F. Korber	Common Stock	7,205	—	7,205	—	*
William E. Taylor	Common Stock	108,373	11,501	96,872	—	*
Orlando D. Ashford	Common Stock	1,992	1,992	—	—	*
G. Peter D’Aloia	Common Stock	2,219	—	—	2,219	*
Donald DeFosset, Jr.	Common Stock	2,219	—	—	2,219	*
Christina A. Gold	Common Stock	24,497	14,743	4,260	5,494	*
Paul J. Kern	Common Stock	9,342	4,817	4,525	—	*
Frank T. MacInnis	Common Stock	19,260	12,369	4,260	2,631	*
Linda S. Sanford	Common Stock	25,985	17,823	7,485	677	*
Donald J. Stebbins	Common Stock	612	612	—	—	*
Markos I. Tambakeras	Common Stock	13,964	6,479	7,485	—	*
Richard P. Lavin(2)	Common Stock	—	—	—	—	*
All Directors and Executive Officers as a Group	Common Stock	1,149,492	200,193	936,059	13,240	1.25%

*	Less than one percent

(1)	Non-Management Directors total shares beneficially owned include restricted stock units that have vested but are deferred until a later date.

(2)	Nominee for election in May 2013.

Set forth below is information about the following persons who beneficially owned more than 5% of ITT outstanding common stock as of March 22, 2013. This information does not include holdings by the trustee with respect to individual participants in the ITT Salaried Investment and Savings Plan.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, LLC(1)	6,269,460	6.76%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
BlackRock, Inc.(2)	5,023,933	5.42%
40 East 52nd Street New York, NY 10022
The Vanguard Group(3)	4,710,062	5.10%
100 Vanguard Blvd. Malvern, PA 19355

(1)	As reported on Schedule 13G filed on February 11, 2013, Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power with respect to 1,120,959 shares, shared voting power with respect to 5,148,501 shares, and sole dispositive power with respect to 6,269,460 shares.

(2)	As reported on Schedule 13G filed January 30, 2013, BlackRock, Inc. has sole voting power with respect to 5,023,933 shares, no shared voting power with respect to any shares, and sole dispositive power with respect to 5,023,933 shares.

(3)	As reported on Schedule 13G filed on February 13, 2013, The Vanguard Group has sole voting power with respect to 66,661 shares, no shared voting power with respect to any shares, sole dispositive power with respect to 4,648,001 shares, and shared dispositive power with respect to 62,061 shares.

Equity Compensation Plan Information

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)(2)	5,545,790	(3)	18.46	(4)	40,959,280	(5)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	5,545,790		18.46		40,959,280

(1)	Equity compensation plans approved by shareholders include the 1994 ITT Incentive Stock Plan, the 1996 Plan, the 2002 ITT Stock Option Plan for Non-Employee Directors, the ITT Amended and Restated 2003 Equity Incentive Plan and the 2011 Omnibus Incentive Plan.

(2)	Since the approval of the 2011 Omnibus Incentive Plan, no additional awards, including awards of restricted stock, will be granted under the other plans referred to in footnote (1) above. Under the 2011 Omnibus Incentive Plan currently in effect, restricted stock and restricted stock units may be awarded up to a maximum aggregate grant of 1,875,441 shares or units in any one plan year to any one participants.

(3)	The weighted-average remaining contractual life of the total number of outstanding options was 4.2 years as disclosed in Note 17 to the Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K.

(4)	The weighted-average exercise price pertains only to 4,348,874 outstanding options and not to outstanding restricted stock shares or units, which by their nature have no exercise price.

(5)	As of December 31, 2012, the number of shares available for future issuance under the 2011 Omnibus Incentive Plan with respect to restricted stock and restricted stock unit awards was approximately 18,073,922, which is included in the 40,959,280 disclosed above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2012.

Proposals to be Voted on at the 2013 Annual Meeting

Item 1. Election	of Directors

The Board of Directors has nominated eight individuals for election as Directors at the 2013 Annual Meeting. If unforeseen circumstances arise before the 2013 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board nominates another candidate, the proxies could use their discretion to vote for that nominee. Each Director elected at the 2013 Annual Meeting will be elected to serve as a Director until ITT’s next Annual Meeting.

The Board of Directors recommends that you vote FOR the election of each of the following eight nominees:

Denise L. Ramos Chief Executive Officer and President, ITT Corporation

Director Biographical Information: Ms. Ramos, 56, was appointed Chief Executive Officer and President and elected a Director of ITT on October 31, 2011. She previously served as Senior Vice President and Chief Financial Officer of ITT. Ms. Ramos has greater than 20 years of business and financial experience acquired at Atlantic Richfield Company (ARCO). During her tenure at ARCO, she served in a number of increasingly responsible finance positions, including Corporate General Auditor and Assistant Treasurer. In addition, Ms. Ramos has five years of experience at Yum! Brands, Inc., where she was Senior Vice President and Corporate Treasurer for Yum! and Chief Financial Officer for the U.S. division of KFC Corporation. Prior to joining ITT in 2007, Ms. Ramos served as Chief Financial Officer for Furniture Brands International. Ms. Ramos holds a Master of Business Administration in Finance from the University of Chicago and attended Purdue University’s economic honors program.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Ms. Ramos’s unique background combines more than two decades in the oil and gas industry with significant retail and customer-centric experience. She has extensive operational and manufacturing experience with industrial companies and, in particular, she has intimate knowledge of the Company’s business and operations having served as our Chief Financial Officer since 2007. Ms. Ramos is on the Board of Trustees for the Manufacturers Alliance for Productivity and Innovation and was recently included in the Top 100 Women Leaders in Science, Technology, Engineering, and Math publication by STEMconnector.

Directorships at Public Companies for the Preceding Five Years: Ms. Ramos has been a Director of ITT since October 31, 2011.

Frank T. MacInnis

Chairman and former Chief Executive Officer, EMCOR Group, Inc., one of the world’s largest providers of electrical and mechanical construction, energy infrastructure and facilities services

Director Biographical Information: Mr. MacInnis, 66, is currently Chairman of the Board and was Chief Executive Officer of EMCOR Group, Inc. from April 1994 to January 2011. He was also

President of EMCOR from April 1994 to April 1997. Mr. MacInnis is Chairman of the Board and a director of ComNet Communications, LLC and The Williams Companies, Inc. He also serves on the Board of Directors of Gilbane, Inc. Mr. MacInnis received an undergraduate degree from The University of Alberta and is a graduate of The University of Alberta Law School, Alberta, Canada.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mr. MacInnis has greater than 25 years of broad-based experience as a Chief Executive Officer of a leading, publicly held, international mechanical and electrical construction, energy infrastructure, and facilities services provider. Mr. MacInnis provides knowledgeable leadership and insight into the many commercial and defense markets served by the Company and has a strong corporate and finance background.

Directorships at Public Companies for the Preceding Five Years: Mr. MacInnis has been a Director of ITT since 2001. He was elected Chairman of the Board of ITT on October 31, 2011. Mr. MacInnis has been Chairman of the Board and a director of EMCOR Group, Inc. since 1994 and a Director of The Williams Companies, Inc. since 1998. He was elected Chairman of the Board of The Williams Companies, Inc. in May 2011. In December 2011, Mr. MacInnis joined the Board of Directors of Gilbane, Inc., a real estate development and construction company.

Orlando D. Ashford President, Talent Business Segment Mercer

Director Biographical Information: Mr. Ashford, 44, is the President of the Talent business segment at Mercer. Previously, Mr. Ashford was the Senior Vice President, Chief Human Resources and Communications Officer for Marsh & McLennan Companies. In 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and Vice President of Global Human Resources Strategy and Organizational Development for Motorola Inc. He has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford holds a Bachelor of Science in Organizational Leadership and a Master of Science in Industrial Technology, both from Purdue University.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mr. Ashford has significant experience in multinational organizations, providing experience and skills relevant to the Company’s international sales infrastructure. In 2010 and 2012, Mr. Ashford was named by Savoy magazine as one of the “100 Most Influential Blacks in Corporate America.” In 2011 and 2012, Uptown Professional named him one of the top 100 executives in corporate America. Mr. Ashford is also on the Board of Directors for the Executive Leadership Council and for ROADS Charter High School. He also serves on advisory boards for Purdue University School of Technology and the NFL Players Association. Mr. Ashford also currently serves on the Board of Directors of Streetwise Partners.

Directorships at Public Companies for the Preceding Five Years: Mr. Ashford has served as a Director of ITT since December 12, 2011.

Peter D’Aloia Former Senior Vice President and Chief Financial Officer, American Standard Companies, Inc.

Director Biographical Information: Mr. D’Aloia, 68, served as Senior Vice President and Chief Financial Officer of American Standard Companies Inc., a position he held since 2000, before retiring in 2008. Before joining American Standard, Mr. D’Aloia worked for Honeywell where he most recently served as Vice President—Business Development. He spent 27 years with Honeywell’s predecessor company, AlliedSignal, in diverse finance management positions. During his career with AlliedSignal, he served as Vice President—Taxes; Vice President and Treasurer; Vice President and Controller; and Vice President and Chief Financial Officer for the Engineered Materials Sector. Early in his career, he worked as a tax attorney for the accounting firm Arthur Young and Company.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mr. D’Aloia holds a law degree from St. John’s University, a Master of Laws (LLM) in taxation from New York University Law School and a Bachelor of Science degree in accounting from New York University. Mr. D’Aloia has significant executive management experience gained as an executive officer, strong international experience and financial expertise. Mr. D’Aloia has also served as a director of other public companies, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. D’Aloia has served as a Director of ITT since October 31, 2011. Mr. D’Aloia is also a board member and managing director of Ascend Performance Materials, Inc. In addition, he currently serves on the boards of FMC Corporation and WABCO Holdings, Inc. and he formerly served on the Board of AirTran Airways, Inc.

Donald DeFosset, Jr. Former Chairman, James Hardie Industries N.V.

Director Biographical Information: Donald DeFosset, Jr., 64, retired in 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset served since November 2000 as President and Chief Executive Officer, and since March 2002 as Chairman, of Walter Industries. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc. (“Dura”), a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mr. DeFosset holds a Master of Business Administration from Harvard Business School and a Bachelor of Science degree in industrial engineering from Purdue University. Mr. DeFosset has significant experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. Mr. DeFosset has also served as a director of other public companies, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. DeFosset has served as a director of ITT since October 31, 2011. Mr. DeFosset also serves as a Director of National Retail Properties Inc., Regions Financial Corporation and Terex Corporation, Inc. Previously, Mr. DeFosset served as a Director of EnPro Industries, Inc. from 2008-2011 and of James Hardie Industries N.V. from 2006 through 2008.

Christina A. Gold Former President, Chief Executive Officer and Director, The Western Union Company, Inc.

Director Biographical Information: Mrs. Gold, 65, was President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, from September 2006 to September 2010. From May 2002 to September 2006, Mrs. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of Western Union’s parent company, First Data Corporation. From October 1999 to May 2002, she was Chairman, President and Chief Executive Officer of Excel Communications, Inc. Mrs. Gold served as President and Chief Executive Officer of The Beaconsfield Group from March 1998 to October 1999. From 1997 to 1998, Mrs. Gold was Executive Vice President of Global Development of Avon Products, Inc., and from 1993 to 1997, she was President of Avon North America. Mrs. Gold is a graduate of Carleton University, Ottawa, Canada. She is a board member of the Safe Water Network.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mrs. Gold has extensive experience as the Chief Executive Officer of a public company with wide ranging global leadership, management and marketing experience. She was recognized in 2003, 2006, 2008 and 2009 by Fortune magazine as one of America’s 50 Most Powerful Women in Business and by Forbes magazine on its “100 Most Powerful Women” list in 2007, 2008, and 2009. BusinessWeek also named her as one of the top 25 U.S. managers in 1996. She served as Director of The Western Union Company from October 2006 to September 2010.

Directorships at Public Companies for the Preceding Five Years: Mrs. Gold has served as a Director of ITT since 1997 and as a Director of New York Life Insurance Company, a mutual company, since 2001. Mrs. Gold previously served as a Director of Torstar Corporation, a broad-based Canadian media company. She served as a Director of The Western Union Company from October 2006 to September 2010. Mrs. Gold was elected a Director of Exelis Inc. on October 31, 2011; as part of the transaction process for the separation of the Xylem Inc. and Exelis Inc. businesses from ITT, Mrs. Gold has agreed to resign as a director of Exelis Inc. with effect from the date of the election of her replacement at Exelis Inc.’s annual shareholders meeting.

Richard P. Lavin

Former Group President, Caterpillar, Inc., a leading manufacturer of construction and mining equipment, diesel and natural gas engines; industrial gas turbines; and diesel-electric locomotives.

Director Biographical Information: Mr. Lavin, 61, was a group president of Caterpillar, Inc. for Construction Industries and Growth Markets. In November 2009, Mr. Lavin was appointed to the Board of Directors of USG Corporation, a leading building products company. He is also a member of the Board of Directors of the U.S. China Business Council, U.S. India Business Council and the U.S. Korea Business Council. He is a member of The Conference Board and the Chicago Council of

Global Affairs. He serves on the International Advisory Council of Guanghua School of Management at Peking University and is on the Board of Trustees at Bradley University. Mr. Lavin has a bachelor’s degree from Western Illinois University and law degrees from both Creighton University and Georgetown University.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mr. Lavin has extensive experience in Asian and Latin American operations and was a product manager in Track-Type Tractors. Before becoming a group president, he was most recently Vice President of manufacturing operations for the Asia Pacific Division, serving as chairman of Shin Caterpillar Mitsubishi Ltd. (SCM) – now Caterpillar Japan Ltd. (CJL) – and chairman of Caterpillar (China) Investment Co., Ltd. Mr. Lavin had administrative responsibility for manufacturing operations in the region, including facilities in China, India and Indonesia. Mr. Lavin was director of Corporate Labor and Human Relations and director of Compensation and Benefits, as well as the vice president of Caterpillar’s Human Services Division. He is also a director of USG Corporation, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years:

Mr. Lavin has served on the Board of Directors of USG Corporation from November 2009 to the present.

Donald J. Stebbins

Former Chairman, Chief Executive Officer and President, Visteon Corporation, a leading global supplier of innovative climate, interior, electronic and lighting products for vehicle manufacturers

Director Biographical Information: Mr. Stebbins, 55, served as the Chairman of Visteon Corporation from December 2008 through August 2012 and as the Chief Executive Officer from June 2008 through August 2012. Mr. Stebbins joined Visteon in June 2005 as the President and Chief Operating Officer. Prior to joining Visteon, he was President and Chief Operating Officer of Lear Corporation’s operations in Europe, Asia and Africa. Before that, he was President and Chief Operating Officer of Lear Corporation’s operations in the Americas. Before joining Lear in 1992, Mr. Stebbins held positions at Bankers Trust Co. and Citibank.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership:

Mr. Stebbins has more than 20 years of leadership experience in global operations and finance, including 13 years in senior leadership positions with Lear before joining Visteon.

Directorships at Public Companies for the Preceding Five Years: Mr. Stebbins has served as a Director of ITT since March 1, 2012. He also currently serves on the board of WABCO Holdings, Inc. and he served on Visteon’s Board of Directors from December 2006 until August 2012.

Item 2.    Ratification of Appointment of the Independent Registered Public Accounting Firm

The Board of Directors has appointed Deloitte as ITT’s independent registered public accounting firm for 2013. Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2013, because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Deloitte is a registered public accounting firm regulated by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2012. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit. Performance factors reviewed include Deloitte’s:

•	Independence

•	Experience

•	Technical capabilities

•	Client service assessment

•	Responsiveness

•	Financial strength

•	Industry insight

•	Leadership

•	Non-audit services

•	Management structure

•	Peer review program

•	Commitment to quality report

•	Appropriateness of fees charged

•	Compliance and ethics programs

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between the Company and Deloitte to submit disputes between Deloitte and the Company to a dispute resolution process.

The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526. Representatives of Deloitte will be present at the 2013 Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and 2011 represent fees billed by the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	Fiscal Year Ended
	2012(1)	2011
	(In thousands)
Audit Fees(2)	$3,995	$4,347
Audit-Related Fees(3)	571	14,714
Tax Fees(4)
Tax Compliance Services	464	2,470
Tax Planning Services	169	4,888

Total Tax Services	633	7,358

All Other Fees(5)	0	11,508

Total	$5,199	$37,927

(1)	Fees for 2012 reflect amounts billed to date. The Company expects to pay additional fees relating to the 2012 audit, but the amount of such additional fees has not yet been determined.
(2)	Fees for audit services billed in 2012 and 2011 consisted of:

•	Audit of the Company’s annual financial statements and internal control over financial reporting;

•	Reviews of the Company’s quarterly financial statements;

•	Statutory and regulatory audits, consents and other services related to SEC matters; and

•	Financial accounting and reporting consultations.

(3)	Fees for audit-related services billed in 2011 primarily related to audit work performed on the separation of the Xylem Inc. and Exelis Inc. businesses from ITT. The remaining services billed in 2012 and 2011 consisted of:

•	Employee benefit plan audits;

•	Audits and other attest work related to acquisitions;

•	Internal control advisory services; and

•	Other miscellaneous attest services.

(4)	Fees for tax services billed in 2012 and 2011 consisted of tax compliance and tax planning and advice:

•

Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute and obtain government approval for amounts to be included in tax filings consisting primarily of:

i.	Federal, foreign, state and local income tax return assistance;

ii.	Internal Revenue Code and foreign tax code technical consultations; and

iii.	Transfer pricing analyses.

•

Tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of:

i.	Tax advice related to the tax-free nature of the separation of the Xylem Inc. and Exelis Inc. businesses from ITT; and

ii.	Tax advice related to intra-group restructuring.

(5)	Fees for other services in 2011 consisted of consulting services in connection with the Company’s value-based commercial excellence programs and advice related to a financial information technology separation.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted non-audit services provided by Deloitte and certain permitted non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. Providers other than Deloitte shall be preferred in the selection process for permitted non-audit service-related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit, and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning and advice work; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”) or government contract compliance.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

The Company may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

The Board of Directors recommends you vote FOR ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.

Item 3.	Approval of the Material Terms of the ITT Corporation Annual Incentive Plan for Executive Officers

We request that shareholders approve the material terms of the ITT Corporation Annual Incentive Plan for Executive officers, as amended and restated on March 5, 2013. Approval of these material terms will permit the Company to provide tax-deductible incentive awards under the plan.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our principal executive officer and our three other most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the plan may constitute performance-based compensation and thereby avoid the deductibility limitation of Section 162(m).

To continue to qualify for this exception, the shareholders must reapprove the material terms of the performance goals of the plan every five years. In addition, if changes are made to the material terms of the performance goals, shareholder approval must be obtained. In 2013, our Compensation and Personnel Committee (the “Compensation Committee”) approved certain technical clarifications to the plan and one amendment to a material term of the plan, subject to shareholder approval at the 2013 Annual Meeting. The amendment allows the Compensation Committee to base awards on the size of the Company’s profit margins, whereas previously the plan had only allowed the Compensation Committee to base awards on the maintenance or improvement of the Company’s profit margins.

We are now submitting the material terms of the plan, as amended and restated, for approval at the 2013 Annual Meeting. If this proposal is not approved by shareholders, we will continue to grant awards under the plan, but certain awards to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and will therefore not be fully tax deductible.

Following is a description of the material terms of the plan, as amended and restated and approved by the Compensation Committee at its March 5, 2013 meeting. The description of the plan is qualified in its entirety by the actual provisions of the plan, which are attached to this Proxy Statement as Appendix B.

Plan History.    The Annual Incentive Plan for Executive Officers was originally adopted by our Board in 1997 and approved by the shareholders at the annual meeting held May 15, 1997. The plan was amended and restated as of July 13, 2004 to amend the definition of an acceleration event to include mergers where ITT is the surviving entity, but not the initiator of a transaction. This amendment did not require shareholder approval. The plan was again amended and restated as of February 15, 2008 to expand the group of employees who are eligible to participate in the plan, expand the types of performance measures that can be used for awards, and to increase the plan’s limitation on the amount that can be paid under the plan to a participant during a specified period. This amendment was approved by the shareholders at the annual meeting held on May 13, 2008. The plan was again amended and restated as of October 4, 2011 to amend the definition of an acceleration event to provide that the consummation of certain transactions, rather than shareholder approval of such transactions, is necessary to constitute an acceleration event. This amendment did not require shareholder approval. The plan was previously known as the ITT Industries 1997 Annual Incentive Plan for Executive Officers. The plan has been renamed the ITT Corporation Annual Incentive Plan For Executive Officers.

Purpose of the Plan.    The primary purpose of the plan is to provide incentive compensation in the form of short-term cash incentives for achievement of specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. It is intended that awards under the plan qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code so that we can fully deduct the incentive awards paid under the plan as business expenses for federal income tax purposes.

Eligibility.    The plan limits eligibility to our executive officers. For this purpose, the term “executive officers” is defined by reference to the definition of executive officer in Rule 3b-7 under the Securities Exchange Act of 1934, which defines executive officers as the president, any vice president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company.

Not all individuals who are eligible to participate actually receive awards under the plan. Our Compensation Committee selects from the eligible group those to whom awards will be made.

Awards are based on performance against pre-established targets expressed as an objective formula over the performance period and are subject to negative discretion.

Plan Administration.    The plan is administered and interpreted by our Compensation Committee. The committee approves the participants for any particular performance period, the applicable performance targets and the other key terms of the awards. To the extent permitted by law and the provisions of the plan, the committee may delegate to any officer or employee of the company authority to administer and interpret procedural aspects of the plan.

Description of Awards.    Incentive awards under the plan are based upon performance measured against pre-established performance targets over a specified performance period. The performance period used for awards is generally the calendar year; however, the committee may approve a different period. Within the first ninety days of the applicable performance period or, if sooner, prior to the time twenty-five percent of the relevant performance period has elapsed, the committee must establish, in writing, the performance targets applicable to each participant with respect to that performance period. The performance targets are based upon one or more performance measures and are expressed as an objective formula to be used in calculating the amount of the incentive award the participant will be eligible to receive at various levels of achievement. Performance targets are established at the discretion of the committee and can be expressed in absolute terms, as a goal relative to performance in prior periods, as a goal compared to the performance of comparable companies or an index covering multiple companies or in such other way as the committee prescribes.

Performance Measures.    Performance measures are based upon one or more of the following factors: consolidated earnings before or after taxes, net income, operating income, earnings per share, book value per share, return on shareholders’ equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, profit margins, stock price, market share, revenues or sales (including organic revenue), costs, cash flow, working capital, return on assets, total shareholder return, return on invested or total capital and economic value added.

In addition, the following additional performance measures may also be used to the extent consistent with the requirements of Section 162(m) of the Internal Revenue Code: negotiating transactions or sales, implementation of company policy, development of long-term business goals or strategic plans, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided, however, that the measurement of any such performance measures must be objectively determinable.

The committee may not increase the amount payable to a participant under the plan. It may, however, reduce or totally eliminate the amount if deemed appropriate to reflect the participant’s performance or unanticipated factors during the performance period.

The terms of the awards may vary from year to year and from participant to participant.

Certification of Awards.    Following each performance period, the committee must certify in writing the degree to which the performance targets for each performance period have been achieved and the applicable amount to which the participant might be entitled.

Limitation on Award Amounts.    The plan limits the amount that can be paid with respect to awards to any one participant in any one calendar year to $8,000,000.

Payment of Awards.    If an award is earned, payment is made in cash as soon as practicable, and in any event no later than 2 and 1/2 months, after the end of the performance period. In the event of death, payment may be made to the participant’s estate. Amounts payable may be prorated or eliminated, at the discretion of the committee, in the event that the participant is not an employee on the last day of the performance period. The plan provides that, upon the occurrence of a change of control, payments will be made in cash promptly at the target achievement level for the entire performance period.

Amendment and Termination of the Plan.    The plan may be amended, modified or terminated by the Board, provided that no amendment, modification or termination that adversely affects outstanding awards may be made without consent of the participant holding the award.

Indemnification.    The plan provides that the company will indemnify and hold harmless committee and Board members against, and from, any loss, cost, liability or expense that may be imposed upon or incurred by them in connection with or resulting from claims, actions, suits or proceedings relating to their involvement with the plan.

Future Awards.    Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion of our Compensation Committee, it cannot be determined at this time what amounts, if any, will be paid in the future.

Awards Contingent Upon Shareholder Approval.    Awards made in 2013 must be made contingent upon shareholder approval of the material terms of the plan at the 2013 Annual Meeting in order to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Accordingly, the Compensation Committee has made its approval of awards with respect to 2013 for certain officers that might be subject to Section 162(m) contingent upon shareholder approval of the material terms of the plan at the 2013 Annual Meeting.

Board of Directors Recommendation.

The Board believes that it is in the best interests of ITT Corporation and its shareholders to receive the full income tax deduction for performance-based compensation paid under the plan. The Board is therefore asking the shareholders to approve, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the plan set forth above. The complete text of the plan is set forth as Appendix B hereto.

Approval of the material terms of the plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect. Under the laws of the State of Indiana, the matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

Item 4.	Non-Binding Advisory Vote to Ratify Named Executive Officers’ 2012 Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the 2012 compensation of our NEOs as disclosed later in this Proxy Statement in the Compensation Discussion and Analysis. The current frequency of non-binding advisory votes on executive compensation is an annual vote, and we anticipate that the next vote will be at next year’s annual meeting. The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in Compensation Discussion and Analysis elsewhere in this proxy statement.

In particular, shareholders should note that the Company’s Compensation Committee bases its executive compensation decisions on the following:

•	alignment of executive and shareholder interests by providing incentives linked to earnings per share, free cash flow, operating margin and organic revenue performance;

•	the ability for executives to achieve long-term shareholder value creation without undue business risk;

•	creating a clear link between an executive’s compensation and his or her individual contribution and performance;

•	the extremely competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and

•	comparability to the practices of peers in the industries that we operate in and other comparable companies generally.

While the results of the vote are advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

The Board of Directors recommends that you vote FOR the approval of the 2012 compensation of our named executive officers.

Information about the Board of Directors

Responsibilities of the Board of Directors.    The Board of Directors sets policy for ITT and advises and counsels the chief executive officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•

the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles.    The Board of Directors has adopted the Corporate Governance Principles. The Corporate Governance Principles provide, among other things, that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Board Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may not serve on more than two public company boards (including the ITT Board) in addition to service on their own board. Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the ITT Board). The corporate governance principles and committee charters are reviewed by the Board at least annually and posted on the Company’s website at http://www.itt.com/investors/governance/principles/. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Secretary of ITT.

Leadership Structure.    The Board believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, Directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that, although we do not have a formal policy with respect to separation of the Chairman and Chief Executive Officer positions, that having a separate Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer, Ms. Ramos, to completely focus her time and energy on running the day-to-day operations of our Company. The Board believes that the Company’s current leadership structure does not affect the Board’s role in risk oversight of the Company.

Communication with the Board of Directors.    Interested parties may contact all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Outside Directors,” “Board of Directors,” or with the name of the Board committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Secretary, ITT Corporation, 1133 Westchester Avenue, White Plains, NY 10604, USA. The Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.    The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee.

In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

•	Whether terms or conditions of the transaction are generally available to third-parties under similar terms or conditions;

•	Level of interest or benefit to the related person;

•	Availability of alternative suppliers or customers; and

•	Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of SEC Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), Director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or if an immediate family member of the Director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions. The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://www.itt.com/investors/governance/transactions/.

Code of Conduct.    The Company has also adopted the ITT Code of Conduct which applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its Non-Management Directors. The Code of Conduct is also posted on the Company’s website at http://www.itt.com/citizenship/code-of-conduct/. The Company discloses any changes or waivers from the Code of Conduct on its website for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions. We will do this by posting such information on our website as set forth above rather than by filing a Form 8-K. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Secretary of ITT.

Director Independence.    The Board has determined that all directors other than Ms. Ramos are independent. For a director to be considered “independent,” the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Company’s Corporate Governance Principles define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. With respect to Mr. Ashford, the Board considered that he is an executive officer of a company that, in at least one of the preceding three fiscal years, received payments from the Company in an amount less than the greater of $1 million or 2% of his employer’s total net revenues. With respect to Mr. Lavin, the Board considered that he is an executive officer of a company that, in at least one of the preceding three fiscal years, received payments from the Company in an amount less than the greater of $1 million or 2% of his employer’s total net revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the Non-Management Directors. No contributions exceeded 1% of the consolidated gross revenues of any non-profit organization.

The Company’s Non-Management Directors must be independent and the Charters of the Audit, Compensation and Personnel and Nominating and Governance Committees also require all members to be independent Directors. Members of the Audit Committee must also satisfy a separate SEC and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. Each member of the Compensation Committee also qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Exchange Act) and as an “outside director” (as defined in Section 162(m) of the Internal Revenue Code).

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

Ms. Ramos is not independent because of her position as Chief Executive Officer and President of the Company.

Board and Committee Roles in Oversight of Risk.    The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board oversees the Company’s operational and regulatory risk management and risk assessment program, including all risk mitigation processes. The Nominating and Governance Committee has responsibility for assessing and monitoring the Company’s global risk profile, and provide regular reports to the Board with respect to their findings. In addition, the Company has established a cross-functional team of management referred to as the Risk Center of Excellence (the “RCOE”), to internally monitor various risks. The Nominating and Governance Committee receives regular reports from RCOE as well. The Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board, Audit, Nominating and Governance and Compensation Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

Compensation Committee Interlocks and Insider Participation.    None of the members of the Compensation Committee during fiscal year 2012 or as of the date of this proxy statement has been an officer or employee of the Company and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Director Selection and Composition.    Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, ITT’s Corporate Governance Principles state that as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. On an annual basis, as part of its self-evaluation, the Board of Directors assesses whether the mix of directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. The Board of Directors actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee considers whether and to what extent the candidate’s attributes and experiences will individually and collectively complement the existing Board, recognizing that ITT’s businesses and operations are diverse and global in nature. In 2012, the Board consisted of ten Directors. Out of the ten Directors, three are female, and one is African American. Three of our 2012 Directors, Paul J. Kern, Markos I. Tambakeras and Linda S. Sanford, will retire from the Board effective as of the end of their term, which is the day immediately prior to the Annual Meeting. The retirement of Messrs. Kern and Tambakeras is in accordance with agreements entered into at the time of the separation of the Exelis Inc. and Xylem Inc. businesses from ITT. The eight nominees for Director for 2013 include two female nominees and one African American nominee. The Directors come from diverse professional backgrounds, including technology, financial and manufacturing industries.

To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Company’s By-laws and Corporate Governance Principles. In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including personal references and business contacts. On occasion, the Nominating and Governance Committee utilizes a search firm to identify and screen Director candidates and pays a fee to that firm for each such candidate elected to the Board of the Company. The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above. (See Section II.F. of the Nominating and Governance Committee Charter at http://www.itt.com/investors/governance/nominating/ ) The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee Chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors. For the 2013 Annual Meeting, the Nominating and Governance Committee, each member of which is a Non-Management Director, consistent with the Nominating and Governance Committee Charter and after careful evaluation and consideration of his qualifications for service on the Company’s Board of Directors, recommended that the Board nominate Mr. Lavin to serve as a Director of the Company.

Committees of the Board of Directors.    The standing Committees of the Board described below perform essential corporate governance functions.

Audit Committee

2012 Audit Committee Members:

G. Peter D’Aloia, Chair
Christina A. Gold
Linda S. Sanford
Donald J. Stebbins (appointed on March 1, 2012)

Although more than one member of the Board of Directors satisfies the requirements of the audit committee financial expert, the Board of Directors has identified G. Peter D’Aloia as the audit committee financial expert.

Meetings in 2012:	9

Responsibilities:

•    Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the independent auditor’s qualifications, independence and compensation, and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of the independent auditor.

•    Review and discuss with management and the independent auditor, and approve the annual audited financial statements and quarterly financial statements of the Company, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and make a recommendation regarding inclusion of those financial statements in any public filing including the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and Quarterly Reports on form 10-Q.

•    Review and consider with the independent auditor matters required to be discussed by Statement on Auditing Standards. No. 61, as amended by AICPA, Professional Standards, Vol. 1.AU Section 380 (the framework of effective communication between the independent auditor and the Company in relation to the audit of financial statements), as adopted by the PCAOB in Rule 3200T.

• Review with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements.

•    As a whole, or through the Audit Committee chair, review and discuss with the independent auditor the Company’s interim financial results to be included in the Company’s earnings report or quarterly reports to be filed with the SEC, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of its Form 10-Q with the SEC.

•    Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures) and financial information and earnings guidance provided to analysts and rating agencies.

•    Discuss with management and the independent auditor the adequacy and effectiveness of the Company’s internal controls, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, and meet regularly and privately with the head of the internal audit function.

•    Annually request from the independent auditor a formal written statement delineating all relationships between Deloitte and the Company, consistent with the PCAOB Rule 3526. With respect to such relationships, the Audit Committee shall:

• discuss with the independent auditor any disclosed relationships and the impact of the relationship on the independent auditor independence; and

• assess and recommend appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

•    Pre-approve or delegate to one or more independent members, when appropriate, to pre-approve the retention of the independent auditor for audit-related and permitted non-audit services. Other tax-related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit-Related Services and Non-audit Services Policy.

• Confirm the scope of audits to be performed by the independent auditor and any outside internal audit service provider, monitor progress and review results.

•   On an annual basis, discuss with the independent auditor its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities in the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients. In addition, the Committee will, on a regular basis, review the experience and qualifications of the lead partner and reviewing partner and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed.

•    Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by the independent auditor in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

•    Provide oversight and discuss with management, internal auditors and the independent auditor, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes.

• Establish and maintain free and open means of communication between and among the Audit Committee, the Company’s independent auditor, the Company’s internal audit function, management and the Board.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

• Review the Company’s rating agency reviews.

• Review regularly and consider the Company’s environmental, safety and health reserves.

• Review the expense accounts of senior executives.

•    Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs, the Company’s compliance with legal or regulatory requirements and the performance and independence of the independent auditor and the internal audit function.

•   Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management’s and the independent auditor’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

• In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

• Meet separately, on a regular basis, with the independent auditor, internal auditors and members of management, as well as privately as a Committee.

• Establish policies regarding the Company’s employment and retention of current or former employees of the independent auditor.

• With respect to complaints concerning accounting, internal accounting controls or auditing matters:

• review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

• establish procedures for the confidential, anonymous submission of complaints by employees of the Company regarding questionable accounting or auditing matters to the Audit Committee.

• Establish levels for payment by the Company of fees to the independent auditor and any advisors retained by the Audit Committee.

•    Receive regular reports from the Chief Executive Officer, Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

• Prepare the Report of the Audit Committee required by the SEC to be included in the Company’s Proxy Statement.

•    Meet regularly with the Company’s general counsel or head of ethics and compliance to review the implementation and effectiveness of the Company’s Code of Conduct and ethics and compliance program and any proposed waivers of the Code of Conduct for directors and officers.

Independence

The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Audit Committee Charter, the requirements of the NYSE currently in effect and Rule 10A-3 under the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website

http://www.itt.com/investors/governance/audit/. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Secretary of ITT.

Compensation and Personnel Committee

2012 Compensation and Personnel Committee Members:
Christina A. Gold, Chair
Linda S. Sanford
Donald DeFosset, Jr.
Paul J. Kern
Orlando D. Ashford

Meetings in 2012:	5

Responsibilities:	The Compensation Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return, without excessive enterprise risk, including through the following:

• Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity-based compensation plans.

•   Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and for the remaining corporate officers.

• Oversee the establishment and administration of the Company’s benefit programs for its executive officers.

•    Select, retain and determine the terms of engagement for independent compensation and benefits consultants and other outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and benefit programs. In 2012 and prior years, the Committee obtained such advice.

• Review and discuss the Company’s talent review and succession planning process for senior executive positions and review with the full Board of Directors, which provides final approval.

• Regularly report to the Board of Directors on compensation, benefits, continuity and related matters.

•    Review and discuss with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K or such other similar proxy rule requirements. Based on such review and discussion, determine whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

• Prepare the Compensation Committee Report for the Company’s Proxy Statement.

• Review regularly and consider the Company’s Inclusion & Diversity strategy and the effectiveness of related programs and policies.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

Independence

The Board of Directors has determined that each member of the Compensation Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Compensation and Personnel Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Compensation and Personnel Committee Charter is available on the Company’s website http://www.itt.com/investors/governance/compensation/ . The Company will provide, free of charge, a copy of the Compensation and Personnel Committee Charter to any shareholder, upon request to the Secretary of ITT.

Nominating and Governance Committee

2012 Nominating and Governance Committee Members:

Frank T. MacInnis, Chair
Donald DeFosset, Jr.
Paul J. Kern
Markos I. Tambakeras
Orlando D. Ashford

Meetings in 2012:	4
Responsibilities:	• Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

•   In the event it is necessary to select a new chief executive officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

• Evaluate and make recommendations to the Board of Directors concerning the size, composition, governance and structure of the Board.

• Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

• Administer the Board of Directors’ annual evaluation process.

•   Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers and ensure compliance with the rules of the NYSE and the Clayton Antitrust Act.

• Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders.

• Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

• Review the Company’s business continuity and disaster recovery programs and plans.

• Review significant risks related to the Company and the mitigation plans monitored by the RCOE.

• Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

• Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

• Identify, evaluate and propose nominees for election to the Board of Directors. Consider shareholder nominees for election to the Board.

• Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

• Evaluate and make recommendations regarding senior management requests for approval to accept memberships on outside boards.

• Review all material related party transactions prior to initiation of the transaction and make recommendations to the Board of Directors for approval or disapproval.

•    Review the results of any review by the Company’s independent auditor of the Company’s policies relating to the ethical handling of conflicts of interest and review of past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets, when the results of such reviews are reported to the Audit Committee.

• Review and discuss the Company’s risk management program.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

Independence

The Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Nominating and Governance Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Nominating and Governance Committee Charter is available on the Company’s website http://www.itt.com/investors/governance/nominating/. The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Meetings of the Board and Committees

During 2012, there were five regularly scheduled Board meetings and 18 meetings of standing Committees. In addition, there were an additional three Board meetings. All Directors attended at least 75% of the aggregate of all meetings of the Board and standing Committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting. All Directors attended the Company’s 2012 Annual Meeting. For 2013, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of ITT are scheduled to meet privately (without management) following each Board meeting during the year.

2012 Non-Management Director Compensation

The Board of Directors reviewed Non-Management Director compensation levels in October 2012 with Pay Governance LLC, an independent compensation consulting firm, to ensure that the Company’s Non-Management Director compensation levels are competitive. As a result of that review, the Nominating and Governance Committee and the Compensation Committee recommended, and the Board approved, a compensation package effective as of the date of the 2013 Annual Meeting consisting of $100,000 annual cash retainer and an annual equity retainer solely in the form of RSUs of $90,000. The Non-Executive Chairman will receive an additional annual payment in the amount of $125,000 (payable in 50% cash and 50% RSUs), the Audit Committee Chair will receive an additional annual cash payment in the amount of $15,000, the Compensation Committee Chair will receive an additional annual cash payment in the amount of $10,000 and, at any time that the Nominating and Governance Committee Chair is not also the Non-Executive Chairman, the Nominating and Governance Committee Chair will receive an additional annual cash payment in the amount of $10,000.

The following table represents the 2012 grant date fair value of Non-Management Director compensation computed in accordance with GAAP. As discussed in more detail in the narrative following the table, all Non-Management Directors receive the same cash and stock awards for service (except Mr. MacInnis, as Non-Executive Chairman, received an additional $62,500 cash payment and stock awards with an additional grant date fair value of $62,500; and Mr. D’Aloia as Audit Committee Chair, received an additional $15,000 cash payment). As an employee Director, Ms. Ramos does not receive compensation for Board service. The grant date fair value of stock awards granted to Non-Management Directors in 2012 is provided in footnote (2) to the table. Stock awards are composed of RSUs.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Orlando D. Ashford	141,666.67	90,004.80	231,671.47
G. Peter D’Aloia	115,000.00	90,004.80	205,004.80
Donald DeFosset, Jr.	100,000.00	90,004.80	190,004.80
Christina A. Gold	100,000.00	90,004.80	190,004.80
Paul J. Kern	100,000.00	90,004.80	190,004.80
Frank T. MacInnis	162,500.00	152,500.80	315,000.80
Linda S. Sanford	100,000.00	90,004.80	190,004.80
Donald J. Stebbins	116,666.67	90,004.80	206,671.47
Markos I. Tambakeras	100,000.00	90,004.80	190,004.80

(1)	Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-Management Directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks an index of the Company’s stock. With respect to Messrs. Ashford and Stebbins, the compensation as reported represents compensation for greater than a twelve-month period.

(2)	Awards reflect the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation. Non-Management Directors do not receive differing amounts of equity compensation, except for Mr. MacInnis who received an additional grant value of $62,500 in May 2012 as the Non-Executive Chairman. The grant date fair value of the RSUs granted on May 8, 2012, the date of the Company’s 2012 Annual Meeting, was $90,004.80. The closing price of ITT stock on that date was $22.06.

The following table represents restricted common stock and stock options outstanding as of December 31, 2012 for Non-Management Directors. Outstanding restricted common stock awards include unvested RSUs and vested but deferred restricted stock and RSUs.

Non-Management Director Restricted Common Stock and

Stock Option Awards Outstanding at 2012 Fiscal Year-End

Non-Management Director Name	Outstanding Restricted Common Stock Awards	Outstanding Stock Option Awards
Orlando D. Ashford	4,080	—
G. Peter D’Aloia	6,299	—
Donald DeFosset, Jr.	6,299	—
Christina A. Gold	16,407	4,260
Paul J. Kern	8,897	4,525
Frank T. MacInnis	11,451	4,260
Linda S. Sanford	6,038	7,485
Donald J. Stebbins	4,080	—
Markos I. Tambakeras	4,080	7,485

RSUs granted to Non-Management Directors vest one business day prior to the Annual Meeting. Restricted shares previously awarded under the ITT 1996 Restricted Stock Plan for Non-Employee Directors (the “1996 Plan”), which preceded the ITT 2003 Restricted Stock Plan for Non-Employee Directors (the “2003 Plan”), and under which restricted shares are still outstanding, provided that each Director’s restricted shares are held in escrow, and they may not be transferred in any manner until one of the following events occurs:

•	The fifth anniversary of the grant of the shares unless extended as described below.

•	The Director retires at age 72.

•	There is a change of control of the Company.

•	The Director becomes disabled or dies.

•	The Director’s service is terminated in certain specified, limited circumstances.

•

Any other circumstance in which the Compensation Committee believes, in its sole discretion, that the purposes for which the grants of restricted stock were made have been fulfilled and, as such, is consistent with the intention of the Plan.

Under the 2003 Plan and the 1996 Plan, Non-Management Directors may choose to extend the restriction period for not more than two successive five-year periods, or until six months and one day following the Non-Management Director’s termination from service from the Board under certain permitted circumstances.

The 1996 Plan also provided if a Director ceased serving on the Board under any other circumstances, shares with respect to which the 1996 Plan restrictions have not been lifted would be forfeited. Under the 2003 Plan, the period of restriction for restricted stock granted is five years. The Compensation Committee may determine that a Director, whose service from the Board is terminated, has fulfilled the purpose for which the grant of restricted stock was made and lift the restriction for all or a portion of restricted stock grants. Time and form of payment for outstanding restricted stock received after 2004, as well as elections to have the cash retainer deferred after 2004, have been modified, with the consent of each Director, to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). Section 409A deals specifically with non-qualified deferred compensation plans and provides requirements and rules for timing of deferrals and distributions under those plans.

ITT reimburses Directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes).

Indemnification and Insurance.    As permitted by its By-laws, ITT indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee.    The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

•	determination of qualifications and independence of Deloitte & Touche LLP (“Deloitte”);

•	the appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;

•

review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

•	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

•	review of risk assessment and risk management processes on a company-wide basis; and

•	adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company, and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee.

Sarbanes-Oxley Act of 2002 (“SOX”) Compliance.    The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

Audit Committee Charter.    The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

Composition of the Audit Committee.    The Audit Committee comprises four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the Audit Committee Charter and in the Company’s Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect, including the audit committee independence requirements of Rule 10A-3 under the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

2012 Members of the Audit Committee.    The 2012 members of the Audit Committee are G. Peter D’Aloia, Chair, Christina A. Gold, Linda S. Sanford and Donald J. Stebbins. Mr. Stebbins was appointed to the Audit Committee on March 1, 2012.

Regular Review of Financial Statements.    During 2012, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

Communications with Deloitte.    The Audit Committee has discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61”). These discussions included all matters required by SAS 61, including Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte nine times during 2012.

Independence of Deloitte.    Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

Recommendation Regarding Annual Report on Form 10-K.    In performing its oversight function with regard to the 2012 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2012. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the financial statements be included in the 2012 Annual Report on Form 10-K.

This report is furnished by the members of the Audit Committee.

G. Peter D’Aloia, Chair

Christina A. Gold

Linda S. Sanford

Donald J. Stebbins

Compensation Committee Report

The following Report of the Compensation and Personnel Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ITT’s Compensation and Personnel Committee (“Compensation Committee”) is responsible for the overall design and governance of the Company’s executive compensation program, senior leadership development and talent management programs. The Compensation Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation Committee considers and monitors appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

Recommendation Regarding Compensation Discussion and Analysis

In performing its governance function with regard to the following Compensation Discussion and Analysis prepared by management, the Compensation Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance, LLC, the independent compensation consultant to the Compensation Committee. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2012 and this Proxy Statement.

This report is furnished by the members of the Compensation and Personnel Committee.

Christina A. Gold, Chair

Orlando D. Ashford

Donald DeFosset, Jr.

Paul J. Kern

Linda S. Sanford

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we explain the Compensation Committee’s executive compensation philosophy and objectives for each of the named executive officers as defined by the SEC in Item 402(a) of Regulation S-K (“NEOs”), describe all elements of the Company’s executive compensation program, and explain why the Compensation Committee selected each compensation component. The Compensation Committee’s decisions were based, in part, on the support received for our compensation programs in last year’s executive compensation advisory vote. The Compensation Discussion and Analysis should be read in conjunction with our tabular disclosures regarding the compensation of our NEOs for 2012, which can be found elsewhere in this Proxy Statement under the heading “Compensation Tables.”

EXECUTIVE SUMMARY

MAKING AN	• Setting High Expectations

ENDURING IMPACT	• Increasing Accountability and Transparency

• Remaining Accountable to Shareholders

In October 2011, ITT completed a separation by spinning off our defense and water businesses to establish a “New ITT,” a diversified global, industrial company (the “Spin Transaction”). This transaction has allowed us to focus our talents and energy on highly engineered industrial products that supply solutions to the transportation, industrial and energy markets.

As a smaller and more focused company in 2012 we were able to meet the challenges of the slowing economy. Our size allowed us to be more nimble and responsive to the declines in demand for industrial products. We used these advantages to drive our initial progress and gain momentum quickly despite uncertain economic conditions. Our efforts were reinforced through our long-standing commitment to our people and our guiding principles of leading with technology, differentiating with customers and optimizing our work.

2012 marks the first full year of the New ITT. During this time of significant change we created value for our Company and our customers, and generated strong returns for our shareholders.

YEAR ONE – A NEW ITT

It was a year of progress and performance, with a focus on building and implementing our sustainable growth model for the future, which we call “The ITT Way.” In our first full year as the New ITT:

We exceeded our 2011 performance in internal Company-wide financial areas, including organic revenue growth, earnings per share (“EPS”), and free cash flow.
Generated a total shareholder return (“TSR”) of 23%, reflecting 21% growth in our stock price and assumed reinvestment of our quarterly dividend.
We focused on building our systems and infrastructure to enable sustained growth, effective management of our portfolio of businesses and successful deployment of our significant available cash.
We completed the acquisition of Bornemann Pumps in the fourth quarter which positions ITT as a leader in the oil and gas industry.

OUR 2012 BUSINESS SUMMARY AND RESULTING NEO COMPENSATION ACTIONS

The Company’s executive compensation philosophy ties a substantial percentage of NEO compensation to business performance and share price performance, and our 2012 NEO compensation actions reflect this philosophy and our business results. Many of our NEOs, including our Chief Executive Officer, Denise Ramos, received no base salary increases in 2012 due to the fact that, at the time of the Spin Transaction, we evaluated NEO pay and made adjustments for those NEOs at that time. We reintroduced EPS as a primary goal in our Annual Incentive Plan in order to better align our NEOs’ financial interests with shareholder interests. Our long-term incentive grant practices reflected our commitment to not just increasing the Company’s stock price, but out-performing our industry peers. Finally, we continued to adopt and modify good governance policies in executive compensation that protect shareholder interests and reduce enterprise risk.

The following chart highlights our financial performance in fiscal year 2012 and the related effects on 2012 NEO compensation.

Considerations of Say-on-Pay Vote

In 2012, the Company’s advisory vote on executive compensation resulted in just under 95% of votes cast in favor of our proposal, up from 91% in the advisory 2011 vote.

We remain committed to continuing the best pay practices and pay-for-performance approach to executive compensation that resulted in a high positive vote percentage in 2011 and 2012.

Best Pay Practices

We continued to monitor our executive compensation programs in 2012 to ensure they reflect best pay practices in light of the business needs of the Company. Set forth below are the actions we took in 2012 and in previous years to promote and reinforce best pay practices:

Changes Ahead

For 2013, we are changing our mix of long-term incentive compensation. The TSR Awards will now be known as Performance Units and they will include both a Relative Total Shareholder Return metric as well as a Return on Invested Capital metric, equally weighted. The Return on Invested Capital metric is a measure of our ability to deploy our unique capital available. We will also grant and settle these Performance Unit awards in shares following a three-year performance period to provide better shareholder alignment. The Performance Units will also be increased to 50% of the total target long-term incentive value provided to NEOs. This will reduce the weighting of Restricted Stock Units (“RSUs”) and stock options granted under the long-term incentive plan.

We also intend to begin amending our executive severance plans to reduce severance amounts to senior executives in the event of termination of employment, to better align those benefits with current competitive practices. These changes will take place over time as the existing plans have limits on when changes become effective.

As we continue to tell the story of The ITT Way, we will continue to set high expectations for ourselves and seek out new opportunities for sustainable growth and value creation for all stakeholders – customers, employees, partners, communities and shareholders.

COMPENSATION PROCESS

Our Management Team

At the time of the Spin Transaction, we established a new management team to lead the Company. This team underwent certain changes in 2012. The disclosure of our NEO compensation for 2012 covers the following executive officers, including leaders of certain of our business segments (“Segments”):

•	Denise L. Ramos, Chief Executive Officer and President
•	Aris C. Chicles, Executive Vice President
•	Thomas M. Scalera, Senior Vice President and Chief Financial Officer
•	Robert J. Pagano, Jr., Senior Vice President and President – Industrial Process
•	Luca Savi, Senior Vice President and President – Motion Technologies
•	William E. Taylor, former Senior Vice President and President – Interconnect Solutions
•	Thomas F. Korber, former Senior Vice President – Human Resources

In 2012, Messrs. Korber and Taylor came to mutual agreements with the Company to end their employment with the Company. The terms and conditions of their termination agreements are discussed elsewhere under the heading “Post-Employment Compensation.”

Executive Compensation Philosophy

We believe that our underlying executive compensation programs are appropriate and effective in motivating and rewarding the behaviors that create long-term shareholder value. We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business, achieve business objectives and maximize their long-term contributions to our success. We provide compensation elements that align the interests of executives with our goals of enhancing shareholder value and achieving our long-term strategies. We provide target compensation that approximates the median with significant upside for superior performance. The Compensation Committee looks to both peer companies and published compensation surveys to understand compensation levels for similar executives.

Elements of Compensation

Annual base salary, annual incentives, and long-term incentives provide the foundation for our NEO compensation. Annual cash incentives are awarded under our Annual Incentive Plan (“AIP”), which uses metrics that we believe are the fundamental measurements of the strength of the Company and which create long-term shareholder value. The performance metrics selected are described in this Compensation Discussion and Analysis under the heading “AIP Performance Metrics Selection Process”. We provide three types of awards under our Long Term Incentive Plan: RSUs, stock options, and cash awards called Total Shareholder Return (“TSR”) Awards (“TSR Awards”). TSR Awards are based on the performance of the Company’s share price over a three-year period as compared to that of peer companies, reflecting how we create shareholder value relative to our peer group.

The Role of Risk and Risk Mitigation

In 2012, the Compensation Committee evaluated risk factors associated with the Company’s businesses in determining compensation structure and pay practices. The structure of the Board of Directors’ Committees facilitates this evaluation and determination. More specifically, during 2012, the Chair of the Compensation Committee was a member of the Audit Committee. This membership overlap provides insight into the Company’s business risks and affords the Compensation Committee access to the information necessary to consider the impact of business risks on compensation structure and pay practices. Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Compensation Committee. The Chief Executive Officer and President, and the Senior Vice President and Chief Financial Officer, attend those portions of the Compensation Committee meetings at which plan features and design configurations of the Company’s annual and long-term incentive plans are considered and approved.

We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. The following features of our executive compensation program especially contribute to the achievement of this goal:

•

Emphasis on long-term compensation.    By targeting long-term incentive compensation at 40% to 65% of our NEOs’ total compensation package, the Compensation Committee believes that it is encouraging strategies that correlate with the long-term interests of the Company. The Company’s long-term incentive awards, described elsewhere in this Compensation Discussion and Analysis under the heading “Elements of Compensation — 2012 Long-Term Incentive Compensation,” feature a three-year vesting threshold for senior vice presidents and 10-year option terms, encouraging behavior focused on long-term value creation. The TSR Awards are based on three-year share price performance and also encourage behavior focused on long-term goals, while discouraging behavior focused on short-term risks.

•

Pay-for-Performance.    Only about 20% to 40% of total target compensation is fixed for NEOs while the remaining total compensation is tied to performance, consistent with the Company’s pay-for-performance philosophy. As scope of responsibility increases, the amount of performance-based pay increases and fixed pay decreases in relation to the level within the Company. The Company’s AIP design, described elsewhere in this Compensation Discussion and Analysis under the heading “Elements of Compensation — 2012 Annual Incentive Plan,” emphasizes overall performance and collaboration among Segments, focuses on metrics that encourage operating performance and earnings per share appreciation, and is tailored to meet the Company’s corporate strategy.

•

Clawback Policy.    The incentive plan agreements for NEOs and certain other senior executive recipients of RSUs, stock options, and TSR Awards allow the Compensation Committee to claw back certain awards in the case of, among other things, acts of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty.

•

Required Executive Stock Ownership.    NEOs are required to own Company shares or share equivalents with a value equal to a multiple of their base salary, as discussed elsewhere in this Compensation Discussion and Analysis under the heading “Executive Stock Ownership Guidelines.” We believe this requirement aligns their interests with the interests of the Company’s shareholders and also discourages behavior that is focused only on the short-term.

•

Prohibition Against Speculating in Company Stock.    The Company has a policy prohibiting employees from speculative trading in and out the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

Our Annual Compensation Cycle

The compensation of our executive officers, including our NEOs, is reviewed in detail by the Compensation Committee every year during the first quarter. This review includes:

•	Annual performance reviews for the prior year,
•	Base salary merit increases – normally established in March,
•	AIP target awards, and
•	Long-term incentive target awards (including stock options, RSUs, and TSR Awards).

The actual award date of stock options, RSUs and TSR Awards is determined on the date on which the Compensation Committee approves these awards. In recent years, this has occurred at the Compensation Committee’s regularly-scheduled March meeting. TSR Awards reflect a three-year performance period starting on January 1 of the year in which the Compensation Committee approved the TSR Award. RSU, TSR and stock option award recipients receive communication of the award as soon as reasonably practicable after the grant of the award.

The Compensation Committee will continue to review and assess the performance of all NEOs and other senior executives and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data, current business performance and the approved compensation programs.

Use of Consultants and External Benchmarking Data

In 2012, as in past years, the Compensation Committee looked to competitive market compensation data for companies comparable to the Company to establish overall policies and programs that address executive compensation, benefits and perquisites.

For the CEO and CFO, in 2012, the Company created a peer group of 13 companies similar in size, market capitalization and industry to better compare executive compensation market practices among chief executive officers and chief financial officers (the “Representative Peer Group”). The CEO and CFO roles are more easily compared from company to company, taking into account revenue levels between the companies. The 2012 Representative Peer Group consisted of the following companies.

Actuant Corporation (ATU) AMETEK, Inc. (AME) Carlisle Companies Incorporated (CSL) Crane Co. (CR) Esterline Technologies Corporation (ESL) Flowserve Corporation (FLS) Gardner Denver, Inc. (GDI)	Hubbell Incorporated (HUB.B) IDEX Corporation (IEX) Robbins & Myers, Inc. (RBN)* Roper Industries, Inc. (ROP) SPX Corporation (SPW) Woodward, Inc. (WWD)

The median revenue of the Representative Peer Group for 2012 was $2.579 billion compared to ITT’s 2012 revenue of $2.228 billion. The Compensation Committee will continue to review and evaluate this Representative Peer Group to ensure that it remains appropriate and has determined that these companies will continue to form the Representative Peer Group for 2013, with the exception of Robbins and Myers, Inc, which was acquired in early 2013.

The Compensation Committee’s review of external market data also included, as a secondary reference for the CEO and CFO and the primary reference for the other NEOs, analysis of the Towers Watson Compensation Data Bank (“CDB”) and other compensation survey information provided by the Company’s independent compensation consultant, Pay Governance, LLC (the “Independent Compensation Consultant”). In particular, the analysis used a sample of over 100 companies, listed in Appendix A, from general industry that were available in the CDB with annual revenue between $1 billion and $4 billion and a median revenue of $2.2 billion, which provided a representative sample of the Company’s broader market for executive talent. The Compensation Committee will continue to review and evaluate the companies in this sample annually to ensure that they remain representative of the Company’s talent market.

ELEMENTS OF COMPENSATION

NEO compensation at the Company has traditionally consisted of an annual base salary, an annual cash-based incentive in the form of the AIP, and long-term incentive awards in the form of RSUs, stock options and cash-based TSR awards. Beginning in 2013, the TSR Awards will consist entirely of stock-based compensation.

Compensation Element		Rationale for Providing
Base Salary		The Compensation Committee approves base salaries to executives in order to attract and retain our executive team with annual salaries that are competitive with the external market. Base salaries also serve as a counter-balance to the significant percentage of total pay that is at risk of depreciation due to stock declines, enhancing compensation stability.
AIP		The AIP is structured to reward and emphasize overall enterprise performance and collaboration among the Segments. Its annual financial goals at both the Company and Segment level are based on the Board-approved operating plan, and meeting the financial goals set out in that plan typically results in a payment equal to 100% of the target amount.
Long Term Incentive Plan	RSUs	The Compensation Committee grants RSUs to link executive compensation to absolute share price performance, and strengthen retention value through a three-year cliff vesting schedule.
	Stock Options	The Compensation Committee grants stock option awards to link executive compensation to share price appreciation.
	TSR Awards	The Compensation Committee grants TSR Awards to link executive compensation to the Company’s stock performance relative to industry peers over a three-year performance period. This plan provides a balance to the Company’s annual grants of RSUs and stock options, as the TSR Award’s value is determined by the Company’s relative, and not absolute, stock performance. It also reinforces the emphasis on long-term stock price appreciation over short-term financial performance.

The Compensation Committee believes that these compensation elements work together to provide a reasonable mix of short-term and long-term compensation, fixed and variable compensation, and absolute and relative performance measures to fully align NEO interests with those of the Company’s shareholders. The charts below set forth the compensation mix for our CEO and other NEOs.

The Company also provides benefits and limited perquisites to its NEOs that it believes are competitive with the external market for talent. For a more detailed discussion of these benefits and perquisites, see the discussion elsewhere in this Compensation Discussion and Analysis under the heading “Elements of Compensation — Benefits and Perquisites.”

2012 Base Salary Increases

The Compensation Committee approves NEO base salaries annually after referring to external survey data provided by the Independent Compensation Consultant and the NEO’s individual performance. The Company conducted its annual base salary merit increase process in March 2012.

2012 Annual Merit Increase Process:  At the time of the Spin Transaction, the Compensation Committee reviewed the compensation levels of the NEOs based on the New ITT Corporation. Most current NEOs received salary increases at that time and therefore, as set forth in the table below, no additional increases were provided in March 2012. Mr. Savi’s compensation is evaluated against similarly situated European executives and has a different weighting of fixed and variable compensation than other NEOs. Based on the Compensation Committee’s targeted pay positioning, the evaluation of each NEO’s performance, and the external market data on competitive pay levels provided by the Independent Compensation Consultant, the Compensation Committee approved the following 2012 NEO salaries, effective March 8, 2012:

NEO	Previous Annual Base Salary	Current Annual Base Salary
Denise L. Ramos	$850,000	$850,000
Aris C. Chicles	$420,000	$420,000
Thomas M. Scalera	$308,000	$400,000
Robert J. Pagano, Jr.	$400,000	$400,000
Luca Savi	$521,500 (380,000 EUR at March 2012 exchange rate)	$521,500 (380,000 EUR at March 2012 exchange rate)
Thomas F. Korber	$310,000	N/A
William E. Taylor	$318,000	N/A

2012 Annual Incentive Plan

The AIP is an element of NEO compensation that rewards annual operating performance and earnings appreciation. The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. In setting AIP awards, the Compensation Committee approves target AIP awards after careful consideration of external data, individual roles and responsibilities and individual performance. Any AIP payment is the product of the annual base salary rate multiplied by the target base salary percentage multiplied by the AIP annual performance factor based on the approved metrics. The Compensation Committee may approve negative discretionary adjustments with respect to NEOs.

AIP Performance Metrics Selection Process

The 2012 AIP approach was designed to consider internal business achievements. The Compensation Committee studied past and projected earnings and other performance measures of comparable multi-industry peers in the CDB. Based on its 2012 business objectives and an analysis of performance measures used among these peer companies in their annual incentive plans, the Compensation Committee identified four performance metrics for the AIP for the 2012 performance year. The selected performance metrics were:

1.	Adjusted Earnings per Share: Adjusted EPS is a primary measure of the value provided to shareholders. Adjusted EPS reflects the adjusted non-GAAP earnings per share from continuing operations of the Company divided by the number of fully-diluted shares outstanding. Adjustments such as acquisitions and divestitures, which are not budgeted for, will affect this measure. This metric is commonly referenced by investment analysts and the financial press as a measure of the company’s growth potential and ability to deliver shareholder value.

2.

Adjusted Free Cash Flow:   The Company has identified Adjusted Free Cash Flow as an important measure of how the Company converts its net earnings into deployable cash. At the corporate level, Adjusted Free Cash Flow is a non-GAAP measurement defined as net cash provided by operating activities less capital expenditures, cash payments for transformation costs, repositioning costs, net asbestos cash flows and other significant items that impact current results that management believes are not related to ongoing operations and performance. At the Segment level, the Company uses the non-GAAP measure Adjusted Operating Cash Flow. Adjusted Operating Cash Flow is defined as

Segment level net cash flow from operating activities, less capital expenditures and adjusted for special items. Adjusted Operating Cash Flow should not be considered a substitute for cash flow data prepared in accordance with GAAP. The Company’s definition of Adjusted Operating Cash Flow may not be comparable to similar measures utilized by other companies. Management believes that Adjusted Free Cash Flow and Adjusted Operating Cash Flow are important measures of performance and are utilized as a measure of the Company’s ability to generate cash.

3.	Adjusted EBIT Margin and Adjusted Segment Operating Margin: Adjusted EBIT Margin and Adjusted Segment Operating Margin have been utilized at the corporate and Segment level, respectively, since the completion of the Spin Transaction in order to emphasize the importance of maintaining healthy margins. Adjusted EBIT Margin is defined as the ratio of adjusted segment operating income, less corporate expenses, over adjusted revenue. Adjusted Segment Operating Margin is defined as the ratio of adjusted segment operating income over adjusted revenue. Adjustments would include the impact of unbudgeted acquisitions and divestitures and special items.

4.	Adjusted Revenue Growth: Adjusted Revenue Growth reflects the Company’s emphasis on growth. Adjusted Revenue Growth is defined as reported GAAP revenue excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures. The Company’s definition of Adjusted Revenue Growth may not be comparable to similar measures utilized by other companies. Revenue generated outside of the United States is converted to US dollars based on the local currency exchange rate each month. Adjusted revenue should not be considered a substitute for revenue data prepared in accordance with GAAP.

For our NEOs at the corporate level, Ms. Ramos, Messrs. Chicles, Scalera, and, formerly, Mr. Korber, incentive compensation is based on consolidated Adjusted Earnings per Share, Adjusted Free Cash Flow, Adjusted EBIT Margin, and Adjusted Revenue Growth. For Mr. Savi, Mr. Pagano and, formerly, Mr. Taylor, who head or headed certain of our Segments, incentive compensation is based on Adjusted Earnings Per Share, Adjusted Operating Cash Flow, Adjusted Operating Margin, and Adjusted Revenue Growth at their Segments.

2012 AIP Performance Metrics and Weights

The Compensation Committee established 2012 AIP performance targets for the NEOs after considering recommendations from management and the Independent Compensation Consultant, the Company’s business goals, and input from shareholders. Successful attainment of both qualitative factors and quantitative factors are achievable only if the enterprise and the individual NEO perform at levels established by the Compensation Committee. As permitted by the ITT Annual Incentive Plan for Executive Officers, the Compensation Committee may exclude the impact of acquisitions, dispositions and other special items in computing AIP payments.

Internal performance metrics were weighted to represent operational goals. In order to encourage focus on total Company performance, rather than solely Segment performance, the EPS performance target was 40% of the overall performance metrics for the Company’s 2012 AIP for all NEOs. For corporate-level executives, which include Ms. Ramos and Messrs. Chicles, Scalera, and Korber, consolidated Adjusted Free Cash Flow was weighted in the Company’s 2012 AIP at 30% and consolidated Adjusted Operating Margin and consolidated Adjusted Revenue Growth were each weighted at 15%. For Segment-level executives, which include Messrs. Pagano, Savi and Taylor, the remaining 60% of the AIP weight was distributed between three Segment-specific measures: Adjusted Segment Operating Cash Flow (30%), Adjusted Segment Revenue Growth (15%), and Adjusted Segment Operating Margin (15%). Adjusted Segment Operating Cash Flow was given a larger AIP weight than Adjusted Segment Revenue or Adjusted Segment Operating Margin because the Compensation Committee considered strong Adjusted Segment Operating Cash Flow to be an important measure in converting operating income into deployable cash.

The Company pays for AIP performance that demonstrates substantial achievement of plan goals. We established strong incentives for revenue performance and set aggressive goals for other metrics. In order to achieve an AIP payout, each metric must meet a certain threshold for that component to be considered in the calculation. Performance below the threshold performance level results in a zero payout for that component.

The formula to determine each NEO’s AIP total potential payment (subject to negative Compensation Committee discretion) is as follows:

2012 AIP Potential Payout =

(Base Salary) x (Target Award Percentage) x (AIP Performance Factor)

Both the individual performance components of the AIP and the overall AIP Award are capped at 200%. Results are interpolated between points.

2012 Target AIP Award Percentage of Base Salary and Weighting of AIP Performance Components

Named Executive Officer	2012 Target Award Percentage of Base Salary	Adjusted Earnings per Share (a)	Consolidated Adjusted Free Cash Flow (b)	Adjusted EBIT Margin (c)	Consolidated Adjusted Revenue Growth (d)	Adjusted Segment Operating Cash Flow (e)	Adjusted Segment Operating Margin (f)	Adjusted Segment Revenue Growth (g)	Total Enterprise Performance
Denise L. Ramos	100%	40%	30%	15%	15%				a+b+c+d
Aris C. Chicles	75%	40%	30%	15%	15%				a+b+c+d
Thomas M. Scalera	75%	40%	30%	15%	15%				a+b+c+d
Robert J. Pagano, Jr.	50%	40%				30%	15%	15%	a+e+f+g
Luca Savi	45%	40%				30%	15%	15%	a+e+f+g
Thomas F. Korber	50%	40%	30%	15%	15%				a+b+c+d
William E. Taylor	45%	40%				30%	15%	15%	a+e+f+g

Calculation of AIP 2012 Performance

Company Performance Targets:    The Adjusted EPS, Free Cash Flow, Operating Margin and Revenue Growth targets were based on the 2012 business plan. The Compensation Committee reviewed the business plan with corporate management to ensure that targets were appropriate and required significant effort to achieve. The Compensation Committee determined that the achievement of the combination of financial goals would be challenging and reflect strong performance in the eyes of shareholders. The table below sets forth the weighting, target and actual amounts for each 2012 AIP performance target.

Metric	Weighting	2012 Target	2012 Results
Adjusted Earnings Per Share	40%	$1.65	$1.67
Adjusted Free Cash Flow	30%	$124.5M	$133.5M
Adjusted EBIT Margin	15%	11%	11%
Adjusted Revenue Growth	15%	$2,209.8M	$2,241.9M

Segment Performance Targets:    For Messrs. Pagano and Savi, the Compensation Committee set the Adjusted Segment Operating Cash Flow, Adjusted Segment Operating Margin, and Adjusted Segment Revenue Growth targets for the full 12-month period at levels that are consistent with the Company’s long-term CDB targets and are designed to meet shareholder expectations. The Compensation Committee considers these targets to reflect strong performance. The Company does not report on the Segment financial results used for Segment AIP calculations, as it believes that doing so would cause competitive harm to the Company.

2012 AIP Awards Paid in 2013

The 2012 AIP Awards that will be paid in 2013 are as follows:

Named Executive Officers	Target 2012 AIP Awards ($)	2012 AIP Awards ($)	AIP 2012 Awards as Percentage of Target (%)
Denise L. Ramos	$850,000	$978,350	115.1%
Aris C. Chicles	$315,000	$362,565	115.1%
Thomas M. Scalera	$300,000	$345,300	115.1%
Robert J. Pagano, Jr.	$200,000	$213,000	106.5%
Luca Savi	$219,219	$217,684	99.3%
Thomas F. Korber	$142,083	$163,537	115.1%
William E. Taylor	$150,300	$—	0%

2012 Long-Term Incentive Compensation

The Company’s long-term incentive awards component for senior executives has three subcomponents, each of which directly ties long-term compensation to long-term value creation and shareholder return:

•

RSU Awards.    In 2010, the Compensation Committee awarded restricted stock awards. Beginning in 2011, and continuing in 2012, the Compensation Committee elected to award RSUs, which are settled in shares upon vesting. The Compensation Committee decided to award RSUs rather than restricted stock in 2011 because RSU awards provide consistent tax treatment for domestic and international employees. RSUs granted to international employees are settled in cash rather than shares, again for local income tax purposes. RSUs provide the same economic risk or reward as restricted stock, but recipients do not have voting rights and do not receive cash dividends during the restriction period. Dividend equivalents are accrued and paid in cash upon vesting of the RSUs.

•

Non-qualified stock option awards.    These awards have a 10-year term and a strike price equal to the closing price of the Company’s stock on the grant date. In the event of retirement after a grant, retiring employees have until the earlier of five years from their retirement date or the original expiration date to exercise their non-qualified stock options.

•

TSR Awards.    These awards are target cash awards that directly link the Company’s three-year TSR performance to the performance of the S&P 400 Mid-Cap Capital Goods Index, of which ITT is a member, on a relative basis.

The 2012 Long-Term Incentive Program Awards were allocated as follows: one-third of the value was granted in RSUs calculated at grant date fair value; one-third was granted in non-qualified stock options calculated at the grant date fair value of the non-qualified options; and one-third was granted in TSR Awards calculated at target payment amount.

The following table describes the RSU awards, non-qualified stock option awards, and TSR Awards made to NEOs in March 2012. The TSR Award amounts listed reflect the cash target value, and the stock option and RSU awards reflect the number of underlying options or shares granted.

Named Executive Officer	RSU (# of Units)	Non-Qualified Stock Option Award (# of Options)	TSR (Target Cash Award) ($)
Denise L. Ramos	41,009	136,100	$935,000
Aris C. Chicles	9,211	30,570	$210,000
Thomas M. Scalera	8,772	29,115	$200,000
Robert J. Pagano, Jr.	5,848	19,410	$133,300
Luca Savi	4,006	13,295	$91,300
Thomas F. Korber	5,336	17,710	$121,700
William E. Taylor	4,883	16,210	$111,300

Restricted Stock Units Component

Grants of RSUs provide NEOs with stock ownership of unrestricted shares after the restrictions lapse. NEOs receive RSU awards because, in the judgment of the Compensation Committee and based on management recommendations, these individuals are in positions most likely to influence the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Compensation Committee reviews all grants of RSUs for executive officers prior to the award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. The CEO has the authority to grant RSUs to employees in certain situations, and up to certain pre-approved limits. These grants are reviewed by the Compensation Committee at its next scheduled meeting.

Key elements of the 2012 RSU program were the following.

•	RSUs do not grant dividend or voting rights to the holder over the vesting period; dividend equivalents are accrued and paid on the vesting date.

•	RSUs are generally subject to a three-year restriction period.

•	If an acceleration event occurs (as described under the heading “Potential Post-Employment Compensation — Change of Control Arrangements”) the RSUs vest in full.

•	If an employee dies or becomes disabled, the RSUs vest in full.

•	If an employee leaves the Company prior to vesting, whether through resignation or termination for cause, the RSUs are forfeited.

•	If an employee retires or is terminated other than for cause, a pro-rata portion of the RSU award vests.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive RSUs subject to different vesting terms as determined by the Compensation Committee.

Non-Qualified Stock Options Component

Non-qualified stock options permit option holders to buy Company stock in the future at a price equal to the stock’s value on the date the option was granted, which is the option exercise price. Non-qualified stock option terms were selected after the Compensation Committee’s review and assessment of the CDB and consideration of terms best suited to the Company.

For each of our NEOs, non-qualified stock options do not vest until three years after the award date. This delayed vesting is referred to as “three-year cliff vesting.” This vesting schedule prohibits early option exercises, and focuses senior executives on the Company’s long-term value creation goals.

In 2012, the fair value of stock options granted under the employee stock option program was calculated using a binomial lattice valuation model, a financial model used to determine the value of stock options. This model applies a binomial approach to discrete time periods to value the option to purchase a share of stock. The Compensation Committee considered this a preferred model, versus the Black-Scholes model, since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends.

Key elements of the non-qualified stock options granted in 2012 are as follows.

•	Exercise Price:

¡	The option exercise price of stock options awarded is the New York Stock Exchange (“NYSE”) closing price of the Company’s common stock on the date the award is approved by the Compensation Committee.

¡	For options granted to new executives, the option exercise price of approved stock option awards is the closing price on the grant date, generally the first of the month following employment.

¡

The Omnibus Incentive Plan prohibits the repricing of, or exchange of, stock options and stock appreciation rights that are priced below the prevailing market price with lower-priced stock options or stock appreciation rights without shareholder approval, except in the event of an equity restructuring.

•	Vesting Schedule:

¡

Three-year cliff vesting is required for executives at the level of senior vice president or above, while stock options vest in one-third cumulative annual installments for executives below the senior vice president level.

¡	Options cannot be exercised prior to vesting.

¡	If an acceleration event occurs (as described under the heading “Compensation Tables – Change of Control Arrangements”) the stock option award vests in full.

•	Option Term and Exercise Period:

¡	Options awarded between 2005 and 2009 expire seven years after the grant date. Options awarded before 2005 or after 2009 expire ten years after the grant date.

¡

There may be adjustments to the post-employment exercise period of an option grant if an employee’s tenure with the Company is terminated due to death, disability, retirement or termination by the Company other than for cause, provided that any post-employment exercise period cannot exceed the original expiration date of the option.

•	Termination Provisions:

¡	If an employee is terminated for cause, or voluntarily terminates employment without an acceleration event, vested and unvested portions of the options expire on the date of termination.

¡	If an employee dies or becomes permanently disabled, all unvested options vest in full.

¡	If the employee is terminated for a reason other than for cause or retires, a pro-rata portion of the stock options vest.

¡

If employment is terminated due to an acceleration event or because the option holder believes in good faith that he or she would be unable to discharge his or her duties effectively after the acceleration event, the option expires on the earlier of the date seven months after the acceleration event or the normal expiration date.

TSR Awards Component

TSR Awards are variable cash payments, based on the Company’s stock price appreciation relative to that of a pre-approved group of 43 industry peer companies, the S&P Mid-Cap Capital Goods Index (the “TSR Performance Index”) over a three-year performance cycle. The TSR Performance Index was chosen based on companies with similar revenue and market capitalization as the Company. The Compensation Committee feels that the companies in the TSR Performance Index are those with which we compete for capital. The Compensation Committee evaluates the TSR Performance Index at least every two years to ensure that it remains appropriate and relevant. The Compensation Committee, at its discretion, determines the size and frequency of TSR Awards, performance measures and performance goals, in addition to performance periods

Determining TSR Awards.    In determining the size of the TSR Awards, the Compensation Committee considers comparative data provided by the Independent Compensation Consultant, as well as the individual’s role, potential contribution to the company’s long-term goals and performance. Key elements of the TSR Awards include the following:

•

The Company’s performance is measured by comparing the Company’s average closing stock price for the month of December prior to the start of the TSR Award three-year performance cycle, to the Company’s average closing stock price for the month of December that concludes the three-year performance cycle, including adjustments for dividends and extraordinary payments.

•

Payment, if any, of cash awards generally are made following the end of the applicable three-year performance period and are based on the Company’s performance measured against the TSR performance of the TSR Performance Index. There are up to three outstanding TSR Awards at any time. As a result of the Spin Transaction and the previously disclosed treatment of outstanding TSR Awards, only the 2012 grant was outstanding as of December 31, 2012.

•

If a participant’s employment terminates before the end of the three-year performance period, the award is forfeited except in two cases: 1) if a participant dies or becomes disabled, the TSR Award vests in full and payment, if any, is made according to its original terms (vesting in full in the case of death or disability reflects the inability of the participant to control the triggering event and is consistent with benefit plan provisions related to death and disability); and 2) if a participant retires or is terminated by the Company other than for cause, a pro-rated payout, if any, is provided based on the number of full months of employment during the measurement period divided by 36 months (the term of the three-year TSR). This pro-rated payout, if any, is provided because it reflects the participant’s service during the pro-rated period.

•

Subject to the provisions of Section 409A of the Internal Revenue Code, in the event of an acceleration event in a change of control (described elsewhere in this Proxy Statement under the heading “Potential Post-Employment Compensation — Change in Control Arrangements”), a pro-rated portion of outstanding awards is paid through the date of the change of control based on actual performance and the balance of each award is paid at target (100%).

•	Performance goals for the applicable TSR performance period are established in writing no later than 90 days after the beginning of the applicable performance period.

Performance Goals and Payments for the TSR Awards.    Individual targets for the NEOs for the 2012-2014 performance period (the “2012-14 TSR Award Period”) used to determine TSR Awards are provided in the “Grants of Plan Based Awards in 2012” table under the heading “Compensation Tables.” Payouts, if any, are based on a non discretionary formula and interpolated for values between the 35th and 80th percentile of performance. The Compensation Committee felt these breakpoints were properly motivational and rewarded the desired behavior.

If Company’s Total Shareholder Return Rank Against the Companies that Comprise the TSR Performance Index is	Payout Factor (% of Target TSR Award)
less than the 35th percentile	0%
at the 35th percentile	50%
at the 50th percentile	100%
at the 80th percentile or more	200%

Benefits and Perquisites

All of the NEOs, except Mr. Savi, are eligible to participate in the Company’s broad-based U.S. employee benefits program. The program includes a retirement savings plan that includes before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. These other benefit plans include short-term disability insurance and a flexible spending account plan. Prior to the Spin Transaction, employees also participated in a pension program.

All of the NEOs, except Mr. Savi, together with most of the Company’s other salaried employees who work in the United States participate in the ITT Retirement Savings Plan for Salaried Employees, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis and/or on an after-tax basis. The Company makes a core contribution of three or four percent of pay to the plan for all eligible employees, and matches 50% of employee contributions, up to six percent of pay. The core contribution is three percent for employees whose age plus service is less than 50, and four percent for employees whose age plus service is at least 50. In addition, employees who were participating in the ITT Salaried Retirement Plan and whose age and service is at least 60 may be eligible for up to five years of transition employer contributions following the Spin Transaction. Prior to the Spin Transaction, the floor contribution in the ITT Salaried Investment and Savings Plan was one half of one percent and all contributions were based on base salary only. In 2012 the ITT Salaried Investment and Savings Plan considers salary and bonus as eligible pay.

The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Perquisites available for NEOs include a car allowance up to $1,300 per month (a leased car is provided to Mr. Savi) and financial and estate planning. Since 2011, the Company does not provide any tax gross-up for personal income taxes due on these perquisites.

Retirement plan for Mr. Savi:    Mr. Savi participates in a supplemental retirement plan provided under the terms of the collective bargaining agreement for industrial sector businesses. These benefits are provided in addition to the government provided retirement benefits. Under the terms of the plan Mr. Savi can contribute up to €6,000 and receive a matching contribution of up to €6,000.

Employee Benefits for Mr.Savi:    Mr. Savi participates in other statutory retirement and health and welfare benefits that are also provided to other Italian employees.

Relocation Expenses for Mr. Savi:    At the time of Mr. Savi’s employment in November 2011, we agreed to reimburse him for relocation expenses to assist in the costs associated with his move from Detroit, Michigan to Italy. Costs associated with this relocation that were incurred in fiscal year 2012 included reimbursement of loss on the sale of his home, closing costs, the movement of physical goods and temporary living expenses for the first two years of his employment. Under the Company’s relocation program, he received reimbursement for taxes associated with certain of these relocation expenses. The relocation program also includes the payment of one month’s salary, grossed up for taxes, to assist with miscellaneous expense. Mr. Savi also received a relocation bonus of €60,000, of which €30,000 was paid in 2011 and €30,000 was paid in 2012. The relocation was primarily completed in 2012, some minor expenses may be paid in 2013, and thus the amount paid by the Company to Mr. Savi in connection with this relocation was a non-recurring event.

Post-Employment Compensation

Salaried Retirement Plan.    Until October 31, 2011, most of the Company’s salaried employees who work in the United States participated in the ITT Salaried Retirement Plan. Under the plan, participants had the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a tax-qualified plan, which provided a base of financial security for employees after they cease working. The ITT Salaried Retirement Plan was transferred to Exelis Inc., our defense business that was spun off in the Spin Transaction, by the Company, effective on the October 31, 2011, and both service credit and accrued benefits were frozen as of that date, subject to transition employer contributions into the ITT Retirement Savings Plan for Salaried Employees.

Excess Pension Plans.    Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, the Company established and maintained non-qualified, unfunded excess pension plans solely to pay retirement benefits that could not be paid from the ITT Salaried Retirement Plan. All of our NEOs except Messrs. Korber and Savi are eligible to participate in this plan. Benefits under the excess pension plans were generally paid directly by the Company. Participating officers with excess plan benefits had the opportunity to make a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula (described elsewhere in this Proxy Statement under the heading “Compensation Tables — The Company’s Pension Benefits”) in a single discounted lump-sum payment or as an annuity. An election of a single-sum payment was only effective if the officer met the requirements for early or normal retirement benefits under the plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula would be paid as an annuity. Since the excess pension plans are an unfunded obligation of the Company, in the event of a change of control, any excess plan benefit would become immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. The single-sum payment provision provides executives the earliest possible access to the funds in the event of a change of control, and avoids leaving unfunded pension payments in the hands of the acquirer. The Excess Pension Plan that provided benefits in addition to those that could be received under the tax-qualified ITT Salaried Retirement Plan was transferred to Exelis Inc. by the Company, effective on the date of the Spin Transaction, and both service credit and accrued benefits were frozen as of that date, subject to transition credits.

Deferred Compensation Plan.    All of our NEOs except Mr. Savi are eligible to participate in the ITT Deferred Compensation Plan. This plan provides executives an opportunity to defer receipt of between 2% and 90% of any AIP payments they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the Deferred Compensation Plan as selected by the executive. Participants in the Deferred Compensation Plan may elect a fund that tracks the performance of the Company’s common stock.

Severance Plan Arrangements

The Company maintains two severance plans for most of its senior executives, including all of the NEOs except Mr. Savi — the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. The Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan were originally established in 1984 and are regularly reviewed by the Compensation Committee. The Compensation Committee is currently undergoing a review of these plans to ensure that they are consistent with competitive market practices.

The purpose of the Senior Executive Severance Pay Plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The purpose of the Special Senior Executive Severance Pay Plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined under the heading “Potential Post-Employment Compensation — Change of Control Arrangements”) including a change of control. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change of control provisions, in the case of an acceleration event.

These plans, including the potential post-employment payments that our NEOs would receive pursuant to these plans, are described in more detail elsewhere in this Compensation Discussion and Analysis under the heading “Potential Post-Employment Compensation.” The severance plans apply to the Company’s key employees as defined by Section 409A. The Company’s severance plan arrangements are not considered in determining other elements of compensation.

Mr. Savi does not participate in the Senior Executive Severance Pay Plan. Mr. Savi participates under the National Collective Agreement for the Industrial Sector Managers. This agreement provides Mr. Savi with termination benefits in the event his employment is terminated for other than cause.

CEO COMPENSATION AND EMPLOYMENT AGREEMENTS

Denise L. Ramos Compensation and Employment Agreements:    Upon her appointment as Chief Executive Officer and President of the Company, effective October 31, 2011, Ms. Ramos’ compensation in the role was as follows:

•	Annual base salary of $850,000.

•

AIP target incentive payment of 100% of base salary, with a range of possible payment of 0% to 200% of the target. The AIP target incentive percentage was made effective starting with the 2012 fiscal year.

•	Long-Term Incentive Award target award expected value of $2,800,000.

Ms. Ramos’ employment letter also provided that Ms. Ramos would receive a Founders’ Grant in connection with the Spin Transaction composed of non-qualified stock options and RSUs with terms set forth in her employment letter and having an aggregate expected value of $4,200,000, based on the closing price of the Company’s common stock on the November 7, 2011 grant date.

In 2012, the Compensation Committee elected not to increase Ms. Ramos’ compensation, either in total or by compensation element. The Compensation Committee took this action because Ms. Ramos’ compensation was reviewed and adjusted in November 2011 at the time of the Spin Transaction.

If the Company terminates her employment other than for cause (as defined in her employment letter) and other than as a result of her death or disability, in any case prior to her normal retirement date, Ms. Ramos will, subject to certain conditions and limitations set forth in her employment letter, be entitled to severance pay in an amount equal to two times the sum of her then-current annual base salary and target annual incentive payable in installments over 24 months and will also be entitled to receive certain benefits during that time. The terms of her employment agreement were described in the amended Current Report on Form 8-K filed on October 17, 2011.

The Compensation Committee reviews the compensation of the CEO and all of her direct reports to ensure that any and all differences are understood and appropriate. The Compensation Committee reviews the overall pay structure to ensure internal pay equity and competitiveness with market practices.

KEY PARTICIPANTS IN THE COMPENSATION PROCESS

Role of the Compensation Committee:    The Compensation Committee, with input from corporate-level management and external data and advice from the Independent Compensation Consultant, reviews and approves each of the compensation targets for all of the Company’s executive officers, including its NEOs. The Compensation Committee reviewed each compensation element for the CEO and other NEOs, and made the final determination regarding executive compensation for these officers using the processes described in this Compensation Discussion and Analysis. It also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company’s long-term incentive grant program, and approves the benefits and perquisites offered to executive officers. It evaluates all compensation programs on an annual basis to ensure that no plans induce or encourage excessive risk-taking by its participants.

Role of Management:    The Compensation Committee has delegated to the Company’s senior human resources executive responsibility for administering the executive compensation program. During 2012, the Company’s Chief Executive Officer, senior human resources executive, as well as other senior executives, made recommendations to the Compensation Committee regarding executive compensation actions and incentive awards. They serve as a liaison with the Independent Compensation Consultant, providing internal data on an as-needed basis so that the Independent Compensation Consultant can provide comparative analyses to the Compensation Committee. In 2012, the Company’s human resources, finance and legal departments supported the work of the Compensation Committee, provided information, answered questions and responded to requests.

Role of the Independent Compensation Consultant:    In 2012, the Compensation Committee retained the Independent Compensation Consultant to provide independent consulting services to support the Compensation Committee in fulfilling its obligations under its charter, the material terms of which are described elsewhere in this proxy statement under the heading “Committees of the Board of Directors.” The Independent Compensation Consultant also provided independent consulting services in support of the Compensation Committee’s charter, including providing competitive data on director compensation.

The Independent Compensation Consultant’s engagement leader provided the Compensation Committee with objective expert analyses, assessments, research and recommendations for executive and non-executive employee compensation programs, incentives, perquisites, and compensation standards. In this capacity, the Independent Compensation Consultant provided services that related solely to work performed for and at the direction of the Compensation Committee including analysis of material prepared by corporate-level management for the Compensation Committee’s review. Additionally, the Independent Compensation Consultant provided analyses to the Nominating and Governance Committee and the full Board of Directors on non-management director compensation. The Compensation Consultant provided no other services to the Company during 2012.

Fees paid to the Independent Compensation Consultant in 2012 are set forth in the table below.

• Services performed that related solely to work performed for, and at the direction of, the Compensation Committee or the Nominating and Governance Committee, and analyses of documents prepared by corporate-level management for the Compensation Committee’s review during 2012:	$359,411
• Other services performed for the Company during 2012:	$0

The Compensation Committee annually reviews the Independent Compensation Consultant’s independence, and determined the Independent Compensation Consultant was independent in 2012. The Compensation Committee has reviewed the relationship with the Independent Compensation Consultant and has determined that no conflicts of interest currently exist. The Compensation Committee has sole authority to retain and terminate consultants, including the Independent Compensation Consultant, with respect to compensation matters.

RECOUPMENT POLICY

In 2008, the Company, upon the recommendation of the Compensation Committee, adopted a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such a situation, the Board will review all compensation awarded to or earned by that senior executive on the basis of the Company’s financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board’s view, the compensation related to the Company’s financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs are covered by this policy.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Company maintains stock ownership guidelines for all of its executives, including the NEOs. The guidelines, which are described in greater detail elsewhere in this Proxy Statement under the heading “Stock Ownership Information,” specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The approved guidelines require share ownership expressed as a multiple of base salary for all corporate officers. The guidelines for all Company executives are:

CEO	5 X Annual Base Salary

CFO and EVP	3 X Annual Base Salary

Senior Vice Presidents	2 X Annual Base Salary

Vice Presidents	1 X Annual Base Salary

In achieving these ownership levels, shares owned outright, Company restricted stock and RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Salaried Investment and Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan are considered. As of the writing of this proxy statement, all NEOs either have met the guidelines, or are expected to meet the guidelines within the next two years, with the exception of Mr. Savi who will have five years from his date of hire to achieve the guideline.

CONSIDERATIONS OF TAX AND ACCOUNTING IMPACTS

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and the three other highest-paid NEOs, other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under the Company’s AIP and long-term incentive program are generally structured to qualify as performance-based compensation under Section 162(m).

However, the Compensation Committee realizes that evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareholders and, therefore, desirable. In those situations where discretion is used, awards may be structured in ways that will not permit them to qualify as performance-based compensation under Section 162(m).

The Company’s plans are intended to comply with Section 409A of the Internal Revenue Code, to the extent applicable, and the Company made amendments to the plans during 2008 in this regard. While the Company complies with other applicable sections of the Internal Revenue Code with respect to compensation, the Company and the Compensation Committee do not consider other tax implications in designing its compensation programs.

COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding the compensation earned by each of our named executive officers as defined by the SEC in Item 402(a) of Regulation S-K (“NEOs”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Denise L. Ramos	2012	850,000		—	1,870,000	935,000	978,350	109,444	30,528	4,773,322
Chief Executive	2011	640,788		20,000	3,158,816	2,965,014	687,500	265,992	51,443	7,789,553
Officer & President	2010	580,384		—	845,946	413,641	774,300	124,047	67,981	2,806,299
Aris C. Chicles	2012	420,000		—	420,000	210,000	542,565	63,892	29,192	1,685,649
Executive Vice President	2011	365,385		7,500	1,010,543	949,151	483,500	129,839	35,785	2,981,703
Thomas M. Scalera	2012	381,246		—	400,000	200,000	460,300	13,715	24,994	1,480,255
Chief Financial Officer	2011	289,800		1,850	445,763	433,008	296,800	34,941	12,840	1,515,002
Robert J. Pagano, Jr.	2012	400,000		—	266,633	133,333	388,000	295,425	17,023	1,500,414
President, Industrial Process	2011	355,273		7,072	564,697	596,532	376,100	460,899	1,294,205	3,654,778
Luca Savi President, Motion Technologies	2012	487,154	(6)	—	182,633	91,333	217,684	—	299,967	1,278,771
Thomas F. Korber Former Senior Vice President, Human Resources	2012	292,115		—	243,367	121,667	243,537	—	992,869	1,893,555
William E. Taylor	2012	330,431		—	222,633	111,333	160,000	83,865	1,492,888	2,401,150
Former Senior Vice President and Former
President, Interconnect Solutions
(1)	Amounts in this column include the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 for TSR Award units and RSUs. A TSR Award is considered a liability under the provisions of FASB ASC Topic 718. A discussion of RSUs, the TSR Award and assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2012 Annual Report on Form 10-K.

(2)	Amounts in this column include the aggregate grant date fair value of non-qualified stock option awards in the year of grant based on a binomial lattice valuation. A discussion of assumptions relating to option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2012 Form 10-K. The 2011 amounts for Ms. Ramos and for Messrs. Chicles, Scalera and Pagano include one-time option modification expenses of $334,686, $128,555, $36,780 and $164,019, respectively. As previously disclosed, in connection with the Spin Transaction, the Compensation Committee approved a conversion of all unvested restricted stock, unvested RSUs and unexercised stock option awards. This conversion resulted in a one-time modification expense related to previously granted stock options, as required under ASC Topic 718.

(3)	Amounts in this column for all NEOs include AIP awards for the performance year 2012, determined by the Compensation Committee on March 5, 2013, which to the extent not deferred by an executive, were paid out shortly after that date. Amounts include Transition Success Incentive (“TSI”) Bonus for Messrs. Chicles, Scalera, Pagano and Taylor. As previously disclosed, these TSI Bonus payments were made in March 2012, four months following the Spin Transaction date, and all plan participants needed to remain employed by the Company through the payment date in order to be eligible to receive a TSI bonus.

(4)	No NEO received preferential or above-market earnings on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the representative dates using a discount rate of 5.75% for December 31, 2010, 4.75% for December 31, 2011 and 4.09% for December 21, 2012 (corresponding to the discount rates used for the ITT Salaried Retirement Plan).

(5)	Amounts in this column for 2012 represent items specified in the All Other Compensation Table.

(6)	Mr. Savi received his salary in Euros. The dollar amount of Mr. Savi’s salary was calculated using the December 2012 Treasury foreign current exchange rate of 1.281985 Euros to U.S. dollars.

All Other Compensation Table

Name	Executive Perquisites			All Other Compensation
	Financial Counseling ($)(1)	Auto Allowance ($)(2)	Total Perquisites ($)	Severance Payments ($)(3)	Tax Reimbursements ($)(4)	Relocation Expense ($)(5)	Group Life Insurance ($)(6)	Total All Other Compensation ($)
Denise L. Ramos	10,800	15,600	26,400	—	—	—	4,128	30,528
Aris C. Chicles	12,571	15,600	28,171	—	—	—	1,021	29,192
Thomas M. Scalera	9,000	15,600	24,600	—	—		394	24,994
Robert J. Pagano,Jr.	457	15,600	16,057	—	—	—	966	17,023
Luca Savi	—	52,290	52,290	—	97,555	111,662		261,507
Thomas F. Korber	16,784	14,300	31,084	712,563	79,216	169,538	468	992,869
William E. Taylor	—	13,200	13,200	1,467,720	11,002	—	966	1,492,888

(1)	Amounts represent financial counseling and tax service fees paid during 2012.

(2)	Semi-monthly auto allowances are provided to a range of executives, including the NEOs.

(3)	Severance payments are based on base salary and service with the company and include (i) a lump sum payment for vacation and/or personal days, (ii) benefit costs, (iii) acceleration expense on restricted stock and options and (iv) TSR expense.

(4)	The amounts for Mr. Savi and Mr. Korber reflect a tax equalization payment related to their relocation described in Note 5 below, which provided them with the same after-tax income as they would have received had they not relocated at the request of the Company.

(5)	The amounts for Mr. Savi and Mr. Korber reflect those expenses that the Company reimbursed for their respective relocations, which included reimbursement for the loss of sale on their homes. In Mr. Korber’s case the amount also includes a relocation allowance of $10,000 related to his relocation back to Philadelphia, PA following his departure from the Company.

(6)	Amounts include taxable group term-life insurance premiums attributable to each NEO.

Grants of Plan-Based Awards in 2012

The following table provides information about 2012 equity and non-equity awards for the NEOs. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2012 AIP) and estimated future payouts under 2012 equity incentive plan awards, including the TSR target award granted in 2012 for the 2012-2014 performance period (each unit equals $1). Also provided is the number of shares underlying all other stock awards, composed of RSU and non-qualified stock option awards. The table also provides the exercise price of the non-qualified stock option awards, reflecting the closing price of the Company’s common stock on the grant date and the grant date fair value of each equity award computed under FASB ASC Topic 718. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis and include the AIP, TSR Awards, RSU awards, and non-qualified stock options awards.

Name	Action Date	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($ / Sh)(5)	Grant Date Fair Value - Equity Incentive Plan Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Denise L. Ramos	3/8/2012	3/8/2012		425,000	850,000	1,700,000
	3/8/2012	3/8/2012					467,500	935,000	1,870,000				935,000
	3/8/2012	3/8/2012	(a)							41,009			935,005
	3/8/2012	3/8/2012									136,100	22.80	935,007
Aris C. Chicles	3/8/2012	3/8/2012		157,500	315,000	630,000
	3/8/2012	3/8/2012					105,000	210,000	420,000				210,000
	3/8/2012	3/8/2012	(a)							9,211			210,011
	3/8/2012	3/8/2012									30,570	22.80	210,016
Thomas M. Scalera	3/8/2012	3/8/2012		150,000	300,000	600,000
	3/8/2012	3/8/2012					100,000	200,000	400,000				200,000
	3/8/2012	3/8/2012	(a)							8,772			200,002
	3/8/2012	3/8/2012									29,115	22.80	200,020
Robert J. Pagano, Jr.	3/8/2012	3/8/2012		100,000	200,000	400,000
	3/8/2012	3/8/2012					66,650	133,300	266,600				133,300
	3/8/2012	3/8/2012	(a)							5,848			133,334
	3/8/2012	3/8/2012									19,410	22.80	133,347
Luca Savi	3/8/2012	3/8/2012		109,610	219,219	438,438
	3/8/2012	3/8/2012					45,650	91,300	182,600				91,300
	3/8/2012	3/8/2012	(a)							4,006			91,337
	3/8/2012	3/8/2012									13,295	22.80	91,337
Thomas Korber	3/8/2012	3/8/2012		71,042	142,083	284,166
	3/8/2012	3/8/2012					60,850	121,700	243,400				121,700
	3/8/2012	3/8/2012	(a)							5,336			121,661
	3/8/2012	3/8/2012									17,710	22.80	121,668
William E. Taylor	3/8/2012	3/8/2012		75,150	150,300	300,600
	3/8/2012	3/8/2012					55,650	111,300	222,600				111,300
	3/8/2012	3/8/2012	(a)							4,883			111,332
	3/8/2012	3/8/2012									16,210	22.80	111,363

(1)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the Company’s AIP. These potential payments are based on achievement of specific performance metrics and are completely at risk. The AIP target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. Zero payment is possible for below threshold performance. Amounts for Ms. Ramos and Messrs. Chicles, Scalera, Pagano, Savi, Korber and Taylor for the AIP reflect the threshold, target and maximum payment levels.

(2)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved, under the Company’s TSR Plan for the 2012-14 TSR Award Period described in the Compensation Discussion and Analysis under the heading “Elements of Compensation — TSR Awards Component.” Each unit under the TSR Plan equals $1.

(3)	Amounts reflect the number of RSU awards granted in 2012 to the NEOs.

(4)	Amounts reflect the number of non-qualified stock options granted in 2012 to the NEOs.

(5)	The option exercise price for non-qualified stock options granted in 2012 was the closing price of ITT common stock on the date the non-qualified stock options were granted.

(6)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for TSR target awards, RSU awards, and non-qualified stock option awards granted to the NEOs in 2012. A discussion of assumptions relating to option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2012 Form 10-K.

Outstanding Equity Awards at 2012 Fiscal Year End

Name		Option Awards					Stock Awards
	Grant Date (mm/dd/yyyy)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Denise L. Ramos	07/02/2007	43,829	—	—	25.75	7/2/2014	210,297	4,933,568	—	—
	03/10/2008	48,721	—	—	19.82	3/10/2015	—	—	—	—
	03/05/2009	80,724	—	—	12.39	3/5/2016	—	—	—	—
	03/05/2010	—	71,590	—	19.97	3/5/2020	—	—	—	—
	03/03/2011	—	89,643	—	21.53	3/3/2021	—	—	—	—
	11/07/2011	100,865	201,729	—	20.28	11/7/2021	—	—	—	—
	03/08/2012	—	136,100	—	22.80	03/08/2022	—	—	—	—
Aris C. Chicles	03/07/2007	15,793	—	—	21.64	3/7/2014	63,413	1,487,669	—	—
	03/10/2008	22,250	—	—	19.82	3/10/2015	—	—	—	—
	03/05/2010	—	24,163	—	19.97	3/5/2020	—	—	—	—
	03/03/2011	—	32,217	—	21.53	3/3/2021	—	—	—	—
	11/07/2011	30,260	60,518	—	20.28	11/7/2021	—	—	—	—
	03/08/2012	—	30,570	—	22.80	3/8/2022	—	—	—	—
Thomas M. Scalera	03/06/2006	5,082	—	—	19.66	3/6/2013	31,973	750,087	—	—
	03/07/2007	4,286	—	—	21.64	3/7/2014	—	—	—	—
	03/10/2008	5,438	—	—	19.82	3/10/2015	—	—	—	—
	03/05/2009	8,868	—	—	12.39	3/5/2016	—	—	—	—
	03/05/2010	4,677	2,342	—	19.97	3/5/2020	—	—	—	—
	03/03/2011	3,102	6,208	—	21.53	3/3/2021	—	—	—	—
	11/07/2011	16,643	33,285	—	20.28	11/7/2021	—	—	—	—
	03/08/2012	—	29,115	—	22.80	3/8/2022	—	—	—	—
Robert J. Pagano, Jr.	08/09/2004	10,716	—	—	14.29	8/9/2014	48,058	1,127,441	—	—
	03/07/2007	19,169	—	—	21.64	3/7/2014	—	—	—	—
	03/10/2008	21,018	—	—	19.82	3/10/2015	—	—	—	—
	03/05/2009	33,851	—	—	12.39	3/5/2016	—	—	—	—
	03/05/2010	16,779	8,392	—	19.97	3/5/2020	—	—	—	—
	03/03/2011	8,268	16,541	—	21.53	3/3/2021	—	—	—	—
	11/07/2011	14,410	28,818	—	20.28	11/7/2021	—	—	—	—
	03/08/2012	—	19,410	—	22.80	3/8/2022	—	—	—	—
Luca Savi	03/08/2012	—	13,295	—	22.80	3/8/2022	4,006	93,981	—	—
Thomas F. Korber	11/07/2011	7,205	14,409		20.28	11/7/2021	12,732	298,693	—	—
	03/08/2012	—	17,710		22.80	3/8/2022	—	—	—	—
William E. Taylor	03/07/2007	15,793	—	—	21.64	3/7/2014	29,698	696,715	—	—
	03/10/2008	14,829	—	—	19.82	3/10/2015	—	—	—	—
	03/05/2009	23,925	—	—	12.39	3/5/2016	—	—	—	—
	03/05/2010	12,742	6,374	—	19.97	3/5/2020	—	—	—	—
	03/03/2011	6,199	12,408	—	21.53	3/3/2021	—	—	—	—
	11/07/2011	10,807	21,614	—	20.28	11/7/2021	—	—	—	—
	03/08/2012	—	16,210	—	22.80	3/8/2022	—	—	—	—

Outstanding Equity Awards at 2012 Fiscal Year-End

(1)	Vesting schedule for unvested stock options (options vest on the applicable anniversary of the grant date):

			Future Vesting Schedule (# of options)
Name	Grant Date	Expiration Date	2013	2014	2015
Denise L. Ramos	3/5/2010	3/5/2020	71,590	—	—
	3/3/2011	3/3/2021	—	89,643	—
	11/7/2011	11/7/2021	100,865	100,864	—
	3/8/2012	3/8/2022	—	—	136,100
Aris C. Chicles	3/5/2010	3/5/2020	24,163	—	—
	3/3/2011	3/3/2021	—	32,217	—
	11/7/2011	11/7/2021	30,259	30,259	—
	3/8/2012	3/8/2022	—	—	30,570
Thomas M. Scalera	3/5/2010	3/5/2020	2,342	—	—
	3/3/2011	3/3/2021	3,103	3,103	—
	11/7/2011	11/7/2021	16,643	16,642	—
	3/8/2012	3/8/2022	—	—	29,115
Robert J. Pagano, Jr.	3/5/2010	3/5/2020	8,391	—	—
	3/3/2011	3/3/2021	8,270	8,269	—
	11/7/2011	11/7/2021	14,409	14,409	—
	3/8/2012	3/8/2022	—	—	19,410
Luca Savi	3/8/2012	3/8/2022	—	—	13,295
Thomas F. Korber	11/7/2011	11/7/2021	7,205	7,204	—
	3/8/2012	3/8/2022	—	—	17,710
William E. Taylor	3/5/2010	3/5/2020	6,374	—	—
	3/3/2011	3/3/2021	6,203	6,205	—
	11/7/2011	11/7/2021	10,807	10,807	—
	3/8/2012	3/8/2022	—	—	16,210

(2)	Vesting schedule for unvested restricted stock and unvested RSUs (restricted stock and RSUs vest on the applicable anniversary of the grant date):

			Future Vesting Schedule (# of shares)
Name	Grant Date		2013	2014	2015
Denise L. Ramos	3/5/2010		22,336	—	—
	3/3/2011		—	24,410	—
	11/7/2011	(a)	18,992	—	—
	11/7/2011		—	103,550	—
	3/8/2012		—	—	41,009
Aris C. Chicles	3/5/2010		7,539	—	—
	3/3/2011		—	8,771	—
	11/7/2011	(a)	6,827	—	—
	11/7/2011		—	31,065	—
	3/8/2012		—	—	9,211
Thomas M. Scalera	3/5/2010		2,046	—	—
	3/3/2011		—	2,288	—
	11/7/2011	(a)	1,781	—	—
	11/7/2011		—	17,086	—
	3/8/2012		—	—	8,772
Robert J. Pagano, Jr.	3/10/2008		9,216	—	—
	3/5/2010		7,351	—	—
	3/3/2011		—	6,103	—
	11/7/2011	(a)	4,747	—	—
	11/7/2011		—	14,793	—
	3/8/2012		—	—	5,848
Luca Savi	3/8/2012		—	—	4,006
William E. Taylor	3/5/2010		5,583	—	—
	3/3/2011		—	4,576	—
	11/7/2011	(a)	3,561	—	—
	11/7/2011		—	11,095	—
	3/8/2012		—	—	4,883

(a)	Reflects RSUs granted in recognition of the uncompleted portion of the 2011-2013 TSR Award Period, which will vest on December 31, 2013.

Option Exercises and Stock Vested in 2012

The following table provides information regarding the values realized by our NEOs upon the exercise of stock options, and the vesting of stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)(#)	Value Realized on Vesting(2)($)
Denise L. Ramos	—	—	25,449	600,851
Aris C. Chicles	42,978	345,456	9,543	225,310
Thomas M. Scalera	—	—	2,357	55,649
Robert J. Pagano, Jr.	152,740	1,095,570	18,213	422,456
Luca Savi	—	—	—	—
Thomas F. Korber	—	—	—	—
William E. Taylor	29,018	115,804	6,363	150,230

RSU Awards. In 2010, the Compensation Committee awarded restricted stock awards. Beginning in 2011, and continuing in 2012, the Compensation Committee elected to award RSUs, which are settled in shares upon vesting. The Compensation Committee decided to award RSUs rather than restricted stock in 2011 because RSU awards provide consistent tax treatment for domestic and international employees. RSUs granted to international employees are settled in cash rather than shares, again for local income tax purposes. RSUs provide the same economic risk or reward as restricted stock, but recipients do not have voting rights and do not receive cash dividends during the restriction period. Dividend equivalents are accrued and paid in cash upon vesting of the RSUs.

The Company’s Pension Benefits

Effective on October 31, 2011, all of the Company’s pension benefits described in this section were frozen, and the cumulative liability of these benefits was assumed by Exelis. All NEOs, with the exception of Mr. Savi, participated in the plans described below, and remain eligible for frozen pension benefits under these plans.

ITT Salaried Retirement Plan. Under the ITT Salaried Retirement Plan, participants had the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a funded and tax-qualified retirement program. The plan is described in detail below.

While the Traditional Pension Plan formula paid benefits on a monthly basis after retirement, the Pension Equity Plan formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depended upon the date an employee first became a participant under the plan.

Traditional Pension Plan

A participant first employed prior to January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would be the total of:

•	2% of his or her “average final compensation” (as described below) for each of the first 25 years of benefit service, plus

•	1.5% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

•	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

•	1.5% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

•	1.25% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP payments) is the total of:

•

The participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

•

The participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation was the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by one fourth of one percent for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by five twelfths of one percent for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement was available as described above. Special Early Retirement was also available to employees who attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commenced prior to age 62 they would be reduced by five twelfths of one percent for each of the first 48 months prior to age 62 and by an additional four twelfths of one percent for each of the next 12 months and by an additional three twelfths of one percent for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by five ninths of one percent for each of the first 60 months prior to age 65 and an additional five eighteenths of one percent for each month prior to age 60.

Pension Equity Plan

A participant under the Pension Equity Plan would receive a single sum pension that would equal the total accumulated percentage (as described below) times final average compensation (as defined above).

Total accumulated percentage is the sum of annual percentages earned for each year of benefit service. The percentage earned for any given year of benefit service ranges from three percent to six percent based on age:

•	Under age 30: three percent per year of benefit service

•	Age 30 to age 39: four percent per year of benefit service

•	Age 40 to age 49: five percent per year of benefit service

•	Age 50 and over: six percent per year of benefit service

In December 2007, effective January 1, 2008, the ITT Salaried Retirement Plan and the ITT Excess Pension Plans were amended to provide for a three-year vesting requirement. In addition, for employees who were already vested and who were involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) were to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement.

The 2012 Pension Benefits table provides information on the pension benefits for the NEOs. Mr. Pagano participated under the terms of the plan in effect for employees hired prior to January, 1 2000. Ms. Ramos and Messrs. Chicles and Scalera participated under the terms of the plan in effect for employees hired after January 1, 2005. The Traditional Pension Plan accumulated benefit an employee earned over his or her career with the Company is payable on a monthly basis starting after retirement. Employees may retire as early as age 50 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above. The Pension Equity Plan benefit can be received as a lump sum or an annuity following termination. Mr. Scalera participated in the Pension Equity Plan formula prior to 2011. All of the other NEOs have always participated only under the Traditional Pension Plan formula, except Mr. Savi who is covered by benefits provided under the terms of the collective bargaining agreement covering managers within the industrial sector businesses. Mr. Savi participates in the Previndai Pension Fund under the National Collective Agreement for Industrial Sector Managers.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code in effect as of December 31, 2011. Section 415 limits the amount of annual pension payable from a qualified plan. For 2012, this limit is $200,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a)(17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2012, this limit is $250,000.

ITT Excess Pension Plan.    Since federal law limits the amount of benefits paid under and the amount of compensation recognized under tax-qualified retirement plans, the Company maintained the unfunded ITT Excess Pension Plan, which is not qualified for tax purposes, until the Spin Transaction date. The purpose of the ITT Excess Pension Plan was to restore benefits calculated under the ITT Salaried Retirement Plan formula that cannot be paid because of the IRS limitations noted above. The Company did not grant any extra years of benefit service to any employee under either the ITT Salaried Retirement Plan or the Excess Pension Plan.

No pension benefits were paid to any of the other named executives in the last fiscal year.

2012 Pension Benefits(1)

Name	Plan Name	Number of Years Credit Service (#)	Present Value of Accumulated Benefit at Earliest Date for Unreduced Benefit	Payments During Last Fiscal Year ($)
Denise L. Ramos	ITT Salaried Retirement Plan	4.33	$133,355	$0
	ITT Excess Pension Plan	4.33	$589,878	$0
Aris C. Chicles	ITT Salaried Retirement Plan	5.42	$126,977	$0
	ITT Excess Pension Plan	5.42	$234,717	$0
Thomas M. Scalera	ITT Salaried Retirement Plan	5.77	$39,412	$0
	ITT Excess Pension Plan	5.77	$31,492	$0
Robert J. Pagano, Jr.(2)	ITT Salaried Retirement Plan	22.08	$883,187	$0
	ITT Excess Pension Plan	13.25	$944,107	$0
Luca Savi	ITT Salaried Retirement Plan	0.0	$0	$0
	ITT Excess Pension Plan	0.0	$0	$0
Thomas F. Korber	ITT Salaried Retirement Plan	0.0	$0	$0
	ITT Excess Pension Plan	0.0	$0	$0
William E. Taylor	ITT Salaried Retirement Plan	8.79	$291,868	$0
	ITT Excess Pension Plan	8.79	$356,391	$0

(1)	All benefit obligations for plans shown in this table were transferred to Exelis Inc. as of October 31, 2011. Accordingly, all benefits under the ITT Salaried Retirement Plan and the ITT Excess Pension Plan after October 31, 2011 are payable by Exelis Inc.

Assumptions used to determine present value as of December 31, 2012, are as follows and are generally consistent with those used by Exelis Inc. for 2012 financial statement reporting purposes:

•	Measurement date: December 31, 2012

•	Discount Rate: 4.09%

•	Mortality (pre-commencement): None

•	Mortality (post-commencement): 2012 PPA Annuitant Mortality Table, separate rates for males and females;

•	Normal retirement date: age 65

•	Earliest age at which a participant first employed prior to January 1, 2000 may receive unreduced benefits: age 60

•	Assumed benefit commencement date: age 60 for Mr. Pagano and 65 for all other NEOs

•	Accumulated benefit is calculated based on credited service and pay as of October 31, 2011

•	For benefits under the Traditional Pension Plan (“TPP”) formula, present value is based on the single life annuity payable at assumed benefit commencement date

•

For benefits under the Pension Equity Plan(“PEP”) formula, present value is based on projected lump sum value at assumed benefit commencement date; PEP value is projected from October 31, 2011, to age 65 using an interest crediting rate of 1.55% for the ITT Salaried Retirement Plan and 3.25% for the ITT Excess Pension Plan

•	The six-month delay under the Pension Plan as required under Section 409A of the Internal Revenue Code was disregarded for this purpose

•	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at benefit commencement date.

The 2012 row of the column titled Change in Pension Plan Value & Nonqualified Deferred Compensation Earnings in the Summary Compensation Table quantifies the change in the present value of the Pension Plan benefit from December 31, 2011, to December 31, 2012. To determine the present value of the plan benefit as of December 31, 2011, the same assumptions that are described above to determine present value as of December 31, 2012, were used, except the following:

•	Discount rate: 4.09%

•	Mortality (post commencement): UP-94 Mortality Table projected 16 years with Scale AA

•	PEP value is projected from December 31, 2011 to age 65 using an interest crediting rate of 1.55% for both the ITT Salaried Retirement Plan and the ITT Excess Pension Plan

(2)	Mr. Pagano became a participant in the ITT Salaried Retirement Plan as of December 1, 1998, following the ITT acquisition of Goulds Pumps Inc. (“Goulds”). Mr. Pagano’s services are calculated under the Goulds Retirement Plan provisions and such services are treated as a former benefit plan under the ITT Salaried Retirement Plan. Accordingly, the years of credited service for Mr. Pagano include 8.83 years of service accrued as an employee of Goulds. The Goulds plan did not provide benefits in excess of the IRS limits.

ITT Deferred Compensation Plan

ITT Deferred Compensation Plan.    The ITT Deferred Compensation Plan is a tax deferral plan. The ITT Deferred Compensation Plan permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the ITT Deferred Compensation Plan. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of the Company.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant can establish up to six “accounts” into which AIP payment deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

ITT Supplemental Retirement Savings Plan for Salaried Employees.    Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to $250,000 in 2012 to the tax-qualified plan, the Company has established and maintains a non-qualified unfunded ITT Supplemental Retirement Savings Plan for Salaried Employees to allow for employee and Company contributions based on base salary in excess of these limits. Employee contributions under this plan were limited to six percent of base salary. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked.

Effective January 1, 2012, the plan was amended to no longer permit employee contributions.

Deferred Compensation.    Non-qualified savings represent amounts in the ITT Supplemental Retirement Savings Plan for Salaried Employees. Deferred Compensation earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or the Company’s stock as provided in the accompanying chart.

2012 Nonqualified Deferred Compensation

The table below shows the activity within the Deferred Compensation Plan for the NEOs for 2012.

Name(a)	Executive Contributions Last Fiscal Year ($)(1)(b)	Registrant Contributions Last Fiscal Year ($)(2)(c)	Aggregate Earnings Last Fiscal Year ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last Fiscal Year End ($)(3)(f)
Denise L. Ramos
Non-qualified savings	1,962	96,183	1,271	—	225,699
Deferred compensation	—	—	72,729	—	1,394,985
Total	1,962	96,183	74,000	—	1,620,684
Aris C. Chicles
Non-qualified savings	25,063	18,787	1,194	—	94,195
Deferred compensation	—	—	—	—	—
Total	25,063	18,787	1,194	—	94,195
Thomas M. Scalera
Non-qualified savings	8,769	8,769	49	—	17,637
Deferred compensation	—	—	—	—	—
Total	8,769	8,769	49	—	17,637
Robert J. Pagano, Jr.
Non-qualified savings	923	24,615	1,597	—	114,340
Deferred compensation	70,385	8,446	23,166	—	443,895
Total	71,308	33,061	24,763	—	558,235
Luca Savi
Non-qualified savings	—	—	—	—	—
Deferred compensation	—	—	—	—	—
Total	—	—	—	—	—
Thomas F. Korber
Non-qualified savings	—	25,280	229	—	29,510
Deferred compensation	—	—	—	—	—
Total	—	25,280	229	—	29,510
William E. Taylor
Non-qualified savings	—	15,239	329	—	31,209
Deferred compensation	—	—	6,449	—	123,693
Total	—	15,239	6,778	—	154,902

(1)	The amount for Executive Contributions Last Fiscal Year for Ms. Ramos represents the deferred portion of her 2012 AIP payment, the total of which was included in the Summary Compensation Table in this Proxy Statement. The Aggregate Balance at Last Fiscal Year-End was adjusted to reflect this deferral, which took place in March 2013.

(2)	The amounts in column (c) non-qualified savings are also reflected in column (g) of the All Other Compensation Table as the ITT Supplemental Retirement Savings Plan for Salaried Employees Match and Core and included in the All Other Compensation column of the Summary Compensation Table.

(3)	The amounts in column (f) include Executive Contributions in the last fiscal year, and the deferred portion of the earned 2012 AIP, which amounts were credited to the executives’ accounts in 2012 and reported in the Summary Compensation Table in this Proxy Statement. Registrant Contributions in the Last Fiscal Year for Non-qualified savings for all NEOs are included in the All Other Compensation Table and the Summary Compensation Table.

The table below shows the funds available under the ITT Deferred Compensation Plan, as reported by the administrator, and their annual rate of return for the calendar year ended December 31, 2012.

Name of Fund	Rate of Return 1/1/12 to 12/31/12	Name of Fund	Rate of Return 1/1/12 to 12/31/12
Fixed Rate Option(1)	5.50	Vanguard Developed Markets Index (VDMIX)	18.83
PIMCO Total Return Institutional (PTTRX)	10.35	Artio International Equity A (BJBIX)	14.87
PIMCO Real Return Institutional (PRRIX)	9.26	American Funds EuroPacific Growth (REREX)	19.22
T Rowe Price High Yield (PRHYX)	15.24	First Eagle Overseas A (SGOVX)	13.98
Dodge & Cox Stock (DODGX)	22.01	Lazard Emerging Markets Equity Open (LZOEX)	22.03
Vanguard 500 Index (VFINX)	15.82	Invesco Global Real Estate A	27.75
American Funds Growth Fund of America R4 (RGAEX)	20.56	Model Portfolio* — Conservative	9.76
Perkins Mid Cap Value (JMCVX)	10.32	Model Portfolio* — Moderate Conservative	12.54
Artisan Mid Cap (ARTMX)	19.52	Model Portfolio* — Moderate	15.00
American Century Small Cap Value (ASVIX)	16.70	Model Portfolio* — Moderate Aggressive	16.48
Perimeter Small Cap Growth (PSCGX)	10.38	Model Portfolio* — Aggressive	18.34
Harbor International (HIINX)	20.41	ITT Corporation Stock Fund (ITT)	23.46
Vanguard Total Bond Market Index (VBMFX)	4.05

(1)	The Fixed Rate Option 5.50% rate is based on guaranteed contractual returns from the insurance company provider.

*	The returns shown in the model portfolio are not subsidized by the Company, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

POST-EMPLOYMENT COMPENSATION

In 2012, Mr. Taylor reached a mutual agreement with the Company to end his employment. Following are the amounts paid to Mr. Taylor as a result of his retirement.

Salary for a period of 22.6 months	$628,652
Accrued but Untaken Vacation	$26,335
Additional Employee Benefits	$188,595
Additional vesting of RSUs	$322,887
Additional vesting of NQSOs	$202,472
Additional vesting of TSR Awards	$98,779

Total amount payable upon termination (paid through 7/19/14)	$1,467,720

In 2012, Mr. Korber reached a mutual agreement with the Company to end his employment. Following are the amounts paid to Mr. Korber as a result of his departure from the Company.

Salary for a period of 12 months	$310,000
Accrued but Untaken Vacation	$23,846
Additional Employee Benefits	$93,000
Additional vesting of RSUs	$112,420
Additional vesting of NQSOs	$80,490
Additional vesting of TSR Awards	$82,807
Relocation benefits payable	$10,000

Total amount payable upon termination (paid through 11/30/13)	$712,563

POTENTIAL POST-EMPLOYMENT COMPENSATION

The potential post-employment compensation tables reflect the amount of compensation payable to each of the NEOs named who continue to be employed by the Company in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or termination in connection with a change of control. Ms. Ramos and Messrs. Chicles, Scalera, and Pagano are covered under the Senior Executive Severance Pay Plan or Special Senior Executive Severance Pay Plan (applicable to change of control) described in the Compensation Discussion and Analysis under the heading “Post-Employment Compensation.”

Mr. Savi is an Italian employee and is covered by the National Collective Agreement for Industrial Sector Managers. This collective bargaining agreement provides for severance benefits in the event of termination of employment for other than cause.

The amounts shown in the potential post-employment compensation tables are estimates (or the estimated present value of the ITT Excess Pension Plan which may be paid in continuing annuity payments), assuming that the triggering event was effective as of December 31, 2012, including amounts that would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the closing price of the Company’s stock on December 31, 2012, the last trading day of 2012, which was $23.46.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of calculating the estimated potential payments to our officers under the ITT Excess Pension Plan, as reflected in the tables below, we have used the same assumptions described in the notes to the 2012 Pension Benefits table, except as noted in the footnotes.

Payments and Benefits Provided Generally to Salaried Employees.    The amounts shown in the tables in this section do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay

•

Regular pension benefits under the ITT Salaried Retirement Plan (frozen as of the date of the Spin Transaction and transferred to Exelis Inc.). ITT participants do not accrue any additional service credit under the plan in the event of a termination. See the section “Elements of Compensation — Post-Employment Compensation” in the Compensation Discussion and Analysis for more information.

•

Pension benefits under the ITT Excess Pension Plan (frozen as of the date of the Spin Transaction and transferred to Exelis Inc.). The plan balances for the ITT Excess Pension Plan were shown as part of this analysis in previous years, but with the transfer of the plan balances to Exelis Inc. in 2011, ITT participants do not accrue any additional service credit under the plan in the event of a termination. See the section “Elements of Compensation — Post-Employment Compensation” in the Compensation Discussion and Analysis for more information.

•

Health care benefits provided to retirees under the ITT Salaried Retirement Plain, including retiree medical and dental insurance (if eligible as of the date of the Spin Transaction). Employees who terminate prior to retirement are eligible for continued benefits under COBRA.

•	Distributions of plan balances under the ITT Retirement Savings Plan for Salaried Employees and amounts currently vested under the ITT Supplemental Retirement Savings Plan for Salaried Employees.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the ITT Salaried Retirement Plan, frozen benefits under such plan may be deferred to age 65, but may become payable at early retirement age or, earlier for benefits under the Pension Equity Plan formula. Employees of the Company do not have to terminate employment in order to receive their benefits from the ITT Salaried Retirement Plan since the plan is now sponsored by Exelis Inc. Benefits under the ITT Excess Pension Plan must commence as soon as possible following termination but generally would be payable seven months following such date, retroactive to the date the ITT Excess Pension Plan benefit became payable. Benefits for the ITT Excess Pension Plan will not generally be payable prior to termination.

Senior Executive Severance Pay Plan.    The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function.

No severance is provided for termination for cause, because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive will be eligible for retirement payments. No severance is provided when an executive accepts or refuses comparable employment because the executive has the opportunity to receive employment income from another party under comparable circumstances.

In addition, the Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Corporate Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the ITT Severance Policy or Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements. Ms. Ramos and Messrs. Chicles, Scalera and Pagano are covered under this plan.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within 60 days following the covered executive’s scheduled termination date.

Special Senior Executive Severance Pay Plan.    This plan provides two levels of benefits for covered executives, based on their position within the Company. The Compensation Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. (Senior Vice Presidents receive the higher level and Vice Presidents the second level). Under the Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years of a change of control or in contemplation of a change of control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of a change of control, he or she would be entitled to:

•	Any accrued but unpaid base salary, bonus (AIP payment), unreimbursed expenses and employee benefits, including vacation

•	Two or three times the current base salary and target annual incentive as of the termination date

•	Continuation of health and life insurance benefits at the same levels for two or three years

•

A lump sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Salaried Investment and Savings Plan and the ITT Supplemental Savings Plan for Salaried Employees, such payment not to exceed 3.5% per year

•	One year of outplacement

Ms. Ramos and Messrs. Chicles, Scalera, and Pagano are all covered at the highest level of benefits. Ms. Ramos is entitled to a cash payment upon severance, as described on elsewhere in this Proxy Statement under the heading “CEO Compensation and Employment Agreements,” which payment may be delayed, if required by Section 409A.

Ms. Ramos.    Under Ms. Ramos’ terms of employment, should Ms. Ramos be terminated by the Company other than for cause, Ms. Ramos is entitled to a severance benefit equal to twenty-four months of base salary and target AIP award, subject to the Company’s severance policies.

The Potential Post-Employment Compensation tables provide additional information.

Change in Control Arrangements

The payment or vesting of awards or benefits under each of the plans listed below would be accelerated upon the occurrence of a change of control of the Company. The reasons for the change of control provisions in these plans are to put the executive in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive. There would be a change of control of the Company if one of the following acceleration events occurred:

1. A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock.

2. A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock.

3. The shareholders of the Company approved, and the Company fully executed:

(a) Any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or

(b) Any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.

4. A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new Directors by the Company’s shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period.

5. Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

Pre-2005 awards and benefits will be paid if the 20% threshold described above is reached. For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than the Company, its subsidiaries or any employment benefit plan sponsored by the Company becomes the beneficial owner of 30% or more of the Company’s outstanding stock.

The following Company plans have change of control provisions:

•	2011 Omnibus Incentive Plan (under the 2011 Omnibus Incentive Plan, a change of control requires consummation of the transactions described in 3(a) and (b) above);

•	2003 Equity Incentive Plan;

•	1994 Incentive Stock Plan;

•	1996 Restricted Stock Plan for Non-Employee Directors;

•	ITT Annual Incentive Plan for Executive Officers;

•	1997 Annual Incentive Plan;

•	1997 Long-Term Incentive Plan;

•	Special Senior Executive Severance Pay Plan;

•	Enhanced Severance Pay Plan;

•	Deferred Compensation Plan;

•	Supplemental Retirement Savings Plan for Salaried Employees; and

•	Ramos Letter Agreement.

Potential post-employment compensation arrangements are more fully described for the NEOs in the following tables.

	Denise L. Ramos
	Resignation ($)	Termination For Cause ($)	Death ($)	Disability ($)	Termination Not For Cause ($)	Termination Not For Cause or With Good Reason After Change of Control ($)
Cash Severance (1)
Salary	—	—	—	—	1,700,000	2,550,000
AIP	—	—	—	—	1,700,000	2,550,000
Total	—	—	—	—	3,400,000	5,100,000
Unvested Equity Awards (2)
3/5/2010 Option Award	—	—	249,849	249,849	249,849	249,849
3/5/2010 Restricted Stock	—	—	524,003	524,003	524,003	524,003
3/3/2011 Option Award	—	—	173,011	173,011	173,011	173,011
3/3/2011 Restricted Stock	—	—	572,659	572,659	572,659	572,659
11/7/2011 Option Award	—	—	641,498	641,498	641,498	641,498
11/7/2011 Restricted Stock (3)	—	—	2,429,283	2,429,283	2,429,283	2,429,283
11/7/2011 Restricted Stock (4)	—	—	445,552	445,552	445,552	445,552
3/8/2012 Option Award	—	—	89,826	89,826	—	89,826
3/8/2012 Restricted Stock	—	—	962,071	962,071	881,899	962,071
2012-2014 TSR Award			935,000	935,000	935,000	846,175
Total	—	—	7,022,752	7,022,752	6,852,753	6,933,927
Non-Qualified Retirement Benefits
ITT Excess Pension Plan (5)	—	—	—	—	—	—
ITT Excess Savings Plan (6)	—	—	—	—	—	89,250
Total	—	—	—	—	—	89,250
Other Benefits
Outplacement (7)	—	—	—	—	5,000	5,000
Health and Welfare (8)	—	—	—	—	30,944	46,416
Total	—	—	—	—	35,944	51,416
Total (9)	—	—	7,022,752	7,022,752	10,288,697	12,174,593

(1)

Under Ms. Ramos’ employment agreement dated October 4, 2011, described in the Compensation Discussion and Analysis under the heading “CEO Compensation and Employment Agreements,” Ms. Ramos will receive severance pay in an amount equal to two times the sum of (x) annual base salary and (y) target annual incentive due to termination not for cause. In the event of a change in control, Ms. Ramos is covered under the Company’s Special

Senior Executive Severance Pay Plan, described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation” and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times (x) annual base salary and (y) target annual incentive.

(2)	Unvested equity awards reflect the market value of stock and in the money value of options based on the Company’s December 31, 2012 closing stock price of $23.46.

(3)	Reflects special Founders’ Grants made on November 7, 2011.

(4)	Reflects RSUs granted in recognition of the uncompleted portion of the 2011-13 TSR Award Period.

(5)	No additional ITT Excess Pension Plan payments are made in the event of termination. All benefits under the ITT Excess Pension Plan are payable by Exelis Inc.

(6)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation.”

(7)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown are based on a competitive bid.

(8)	Under Ms. Ramos’ employment agreement, Ms. Ramos will continue to be eligible to participate in Company benefit plans for a period of two years after termination not for cause. In the event of a change in control, Ms. Ramos is covered under the Company’s Special Senior Executive Severance Pay Plan, which provides for three years continued health and life insurance benefits.

(9)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change in control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

	Aris C. Chicles
	Resignation ($)	Termination For Cause ($)	Death ($)	Disability ($)	Termination Not For Cause ($)	Termination Not For Cause or With Good Reason After Change of Control ($)
Cash Severance (1)
Salary	—	—	—	—	525,000	1,260,000
AIP	—	—	—	—	—	945,000
Total	—	—	—	—	525,000	2,205,000
Unvested Equity Awards (2)
3/5/2010 Option Award	—	—	84,329	84,329	84,329	84,329
3/5/2010 Restricted Stock	—	—	176,865	176,865	176,865	176,865
3/3/2011 Option Award	—	—	62,179	62,179	62,179	62,179
3/3/2011 Restricted Stock	—	—	205,768	205,768	205,768	205,768
11/7/2011 Option Award	—	—	192,447	192,447	96,224	192,447
11/7/2011 Restricted Stock (3)	—	—	728,785	728,785	566,833	728,785
11/7/2011 Restricted Stock (4)	—	—	160,161	160,161	160,161	160,161
3/8/2012 Option Award	—	—	20,176	20,176	—	20,176
3/8/2012 Restricted Stock	—	—	216,090	216,090	144,060	216,090
2012-2014 TSR Award			210,000	210,000	157,500	190,050
Total	—	—	2,056,800	2,056,800	1,653,918	2,036,850
Non-Qualified Retirement Benefits
ITT Excess Pension Plan (5)	—	—	—	—	—	—
ITT Excess Savings Plan (6)	—	—	—	—	—	44,100
Total	—	—	—	—	—	44,100
Other Benefits
Outplacement (7)	—	—	—	—	5,000	5,000
Health and Welfare (8)	—	—	—	—	29,782	44,673
Total	—	—	—	—	34,782	49,673
Total (9)	—	—	2,056,800	2,056,800	2,213,700	4,335,623

(1)	Under the Senior Executive Severance Pay Plan, Mr. Chicles will receive 15 months of base salary after termination without cause, as described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation.” In the event of a change in control, Mr. Chicles is covered under the Company’s Special Senior Executive Severance Pay Plan, described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation” and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times (x) annual base salary and (y) target annual incentive.

(2)	Unvested equity awards reflect the market value of stock and in the money value of options based on the Company’s December 31, 2012 closing stock price of $23.46.

(3)	Reflects special Founders’ Grants made on November 7, 2011.

(4)	Reflects RSUs granted in recognition of the uncompleted portion of the 2011-13 TSR Award Period.

(5)	No additional ITT Excess Pension Plan payments are made in the event of termination. All benefits under the ITT Excess Pension Plan are payable by Exelis Inc.

(6)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation.”

(7)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown are based on a competitive bid.

(8)	Under the Senior Executive Severance Plan, Mr. Chicles will continue to receive benefits during the Severance period after termination without cause. In the event of a change in control, Mr. Chicles is covered under the Company’s Special Senior Executive Severance Pay Plan, which provides for three years continued health and life insurance benefits.

(9)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change in control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

	Thomas M. Scalera
	Resignation ($)	Termination For Cause ($)	Death ($)	Disability ($)	Termination Not For Cause ($)	Termination Not For Cause or With Good Reason After Change of Control ($)
Cash Severance(1)
Salary	—	—	—	—	500,000	1,200,000
AIP	—	—	—	—	—	900,000
Total	—	—	—	—	500,000	2,100,000
Unvested Equity Awards(2)
3/5/2010 Option Award	—	—	8,174	8,174	8,174	8,174
3/5/2010 Restricted Stock	—	—	47,999	47,999	47,999	47,999
3/3/2011 Option Award	—	—	11,981	11,981	5,991	11,981
3/3/2011 Restricted Stock	—	—	53,676	53,676	52,185	53,676
11/7/2011 Option Award	—	—	105,846	105,846	105,846	105,846
11/7/2011 Restricted Stock(3)	—	—	400,838	400,838	300,628	400,838
11/7/2011 Restricted Stock(4)	—	—	41,782	41,782	41,782	41,782
3/8/2012 Option Award	—	—	19,216	19,216	—	19,216
3/8/2012 Restricted Stock	—	—	205,791	205,791	131,478	205,791
2012-2014 TSR Award			200,000	200,000	144,444	181,000
Total	—	—	1,095,304	1,095,304	838,528	1,076,304
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(5)	—	—	—	—	—	—
ITT Excess Savings Plan(6)	—	—	—	—	—	42,000
Total	—	—	—	—	—	42,000
Other Benefits
Outplacement(7)	—	—	—	—	5,000	5,000
Health and Welfare(8)	—	—	—	—	29,728	44,592
Total	—	—	—	—	34,728	49,592
Total(9)	—	—	1,095,304	1,095,304	1,350,219	3,267,896

(1)	Under the Senior Executive Severance Pay Plan, Mr. Scalera will receive 15 months of base salary after termination without cause, as described described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation.” In the event of a change in control, Mr. Scalera is covered under the Company’s Special Senior Executive Severance Pay Plan, described described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation” and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times (x) annual base salary and (y) target annual incentive.

(2)	Unvested equity awards reflect the market value of stock and in the money value of options based on the Company’s December 31, 2012 closing stock price of $23.46.

(3)	Reflects special Founders’ Grants made on November 7, 2011.

(4)	Reflects RSUs granted in recognition of the uncompleted portion of the 2011-13 TSR Award Period.

(5)	No additional ITT Excess Pension Plan payments are made in the event of termination. All benefits under the ITT Excess Pension Plan are payable by Exelis Inc.

(6)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation.”

(7)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown are based on a competitive bid.

(8)	Under the Senior Executive Severance Plan, Mr. Scalera will continue to receive benefits during the Severance period after termination without cause. In the event of a change in control, Mr. Scalera is covered under the Company’s Special Senior Executive Severance Pay Plan, which provides for three years continued health and life insurance benefits.

(9)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change in control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

	Robert J. Pagano, Jr.
	Resignation ($)	Termination For Cause ($)	Death ($)	Disability ($)	Termination Not For Cause ($)	Termination Not For Cause or With Good Reason After Change of Control ($)
Cash Severance(1)
Salary	—	—	—	—	800,000	1,200,000
AIP	—	—	—	—	—	600,000
Total	—	—	—	—	800,000	1,800,000
Unvested Equity Awards(2)
3/10/2008 Restricted Stock	—	—	216,207	216,207	216,207	216,090
3/5/2010 Option Award	—	—	29,288	29,288	29,288	29,288
3/5/2010 Restricted Stock	—	—	172,454	172,454	172,454	172,454
3/3/2011 Option Award	—	—	31,924	31,924	31,924	31,924
3/3/2011 Restricted Stock	—	—	143,176	143,176	143,176	143,176
11/7/2011 Option Award	—	—	91,641	91,641	91,641	91,641
11/7/2011 Restricted Stock(3)	—	—	347,044	347,044	347,044	347,044
11/7/2011 Restricted Stock(4)	—	—	111,365	111,365	111,365	111,365
3/8/2012 Option Award	—	—	12,811	12,811	—	12,811
3/8/2012 Restricted Stock	—	—	137,194	137,194	125,761	137,194
2012-2014 TSR Award			133,300	133,300	96,272	120,637
Total	—	—	1,426,405	1,426,405	1,365,134	1,413,624
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(5)	—	—	—	—	—	—
ITT Excess Savings Plan(6)	—	—	—	—	—	42,000
Total	—	—	—	—	—	42,000
Other Benefits
Outplacement(7)	—	—	—	—	5,000	5,000
Health and Welfare(8)	—	—	—	—	22,200	33,300
Total	—	—	—	—	27,200	38,300
Total (9)	—	—	1,426,405	1,426,405	2,229,361	3,294,041

(1)	Under the Senior Executive Severance Pay Plan, Mr. Pagano will receive 24 months of base salary after termination without cause, as described elsewhere in this Proxy Statement under the heading “Post-Retirement Compensation.” In the event of a change in control, Mr. Pagano is covered under the Company’s Special Senior Executive Severance Pay Plan, described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation” and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times (x) annual base salary and (y) target annual incentive.

(2)	Unvested equity awards reflect the market value of stock and in the money value of options based on the Company’s December 31, 2012 closing stock price of $23.46.

(3)	Reflects special Founders’ Grants made on November 7, 2011.

(4)	Reflects RSUs granted in recognition of the uncompleted portion of the 2011-13 TSR Award Period.

(5)	No additional ITT Excess Pension Plan payments are made in the event of termination. All benefits under the ITT Excess Pension Plan are payable by Exelis Inc.

(6)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. Amount reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan described elsewhere in this Proxy Statement under the heading “Potential Post-Retirement Compensation.”

(7)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown are based on a competitive bid.

(8)	Under the Senior Executive Severance Plan, Mr. Pagano will continue to receive benefits during the Severance period after termination without cause. In the event of a change in control, Mr. Pagano is covered under the Company’s Special Senior Executive Severance Pay Plan, which provides for three years continued health and life insurance benefits.

(9)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change in control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

	Luca Savi
	Resignation ($)	Termination For Cause ($)	Death ($)	Disability ($)	Termination Not For Cause ($)	Termination Not For Cause or With Good Reason After Change of Control ($)
Cash Severance(1)
Salary	—	—	—	—	525,849	1,577,547
AIP	—	—	—	—	—	709,896
Total	—	—	—	—	525,849	2,287,443
Unvested Equity Awards(2)
3/8/2012 Option Award	—	—	8,775	8,775	—	8,775
3/8/2012 Restricted Stock	—	—	93,981	93,981	54,822	93,981
2012-2014 TSR Award			91,300	91,300	60,867	82,627
Total	—	—	194,055	194,055	115,689	185,382
Non-Qualified Retirement Benefits
National Collective Pension Plan(3)	—	—	—	—	—	—
Total	—	—	—	—	—	—
Other Benefits
Outplacement(4)	—	—	—	—	5,000	5,000
Health and Welfare(5)	—	—	—	—	—	—
Total	—	—	—	—	5,000	5,000
Total (6)	—	—	194,055	194,055	646,538	2,477,825

(1)	Mr. Savi is not a U.S. employee. In case of termination of the work relationship, the provisions of the law and of the Italian National Collective Agreement for Industrial Sector Managers (the “National Collective Agreement”) would be applicable. Under the National Collective Agreement, if Mr. Savi is terminated by the Company, he would be entitled to a minimum of eight months’ base salary and a maximum of 12 months’ base salary. This table assumes Mr. Savi will receive 12 months of base salary after termination without cause.

(2)	Unvested equity awards reflect the market value of stock and in the money value of options based on the Company’s December 31, 2012 closing stock price of $23.46.

(3)	Retirement plan participation is in Previndai Pension Fund under the National Collective Agreement for Industrial Sector Managers.

(4)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown are based on a competitive bid.

(5)	Mr. Savi does not participate in the Senior Executive Severance Pay Plan. Mr. Savi participates under the National Collective Agreement for the Industrial Sector Managers. This agreement provides Mr. Savi with termination benefits in the event his employment is terminated for other than cause.

(6)	Values in this table show the full payments per the applicable plan documents under the potential termination scenarios. In the event of a change in control a “best net” provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

Appendix A

List of Companies utilized from the 2012 Towers Watson Compensation Data Bank (CDB) Analysis

A.O. Smith	Education Management	Magellan Midstream Partners	Underwriters Laboratories
Acxiom	Endo Health Solutions	Manitowoc	Unisys
American Water Works	Energy Solutions	Martin Marietta Materials	United Rentals
Americas Styrenics	EnPro Industries	Meredith	University of Maryland Medical Center
AMETEK	Equifax	Molson Coors Brewing	University of Texas - M.D. Anderson Cancer Center
Amtrak	Esterline Technologies	MoneyGram International	Valmont Industries
Armstrong World Industries	Expedia	New York University	Vertex Pharmaceuticals
Barnes Group	Exterran	Nu Skin Enterprises	Visiting Nurse Service of NY
Beam	Federal Reserve Bank of Dallas	OMNOVA Solutions	Visiting Nurse Service of NY
Bob Evans Farms	Federal Reserve Bank of St. Louis	Pall Corporation	Vulcan Materials
Brady	GATX	Phoenix Companies	Warner Chilcott
Brunswick	Green Mountain	Plexus	Wendy’s Group
CareFusion	H.B. Fuller	Polaris Industries	Westlake Chemical
Carpenter Technology	Harman International Industries	PolyOne	Xylem
CEC Educational Services	Harsco	Premera Blue Cross
Century Aluminum	Herman Miller	Rayonier
Chemtura	Hexcel	Revlon
Chiquita Brands	HNI	Savannah River Nuclear Solutions
Cintas	IDEXX Laboratories	Scotts Miracle-Gro
Cloud Peak Energy	Intercontinental Hotels	ShawCor
Coinstar	International Flavors & Fragrances	Sigma-Aldrich
Columbia Sportswear	International Game Technology	Snap-on
Convergys	Itron	Stanford University
Covance	Jack in the Box	Stepan Company
Crown Castle	K. Hovnanian Companies LLC	TeleTech Holdings
Curtiss-Wright	Kansas City Southern	Teradata
Deckers Outdoor	KB Home	The Auto Club Group
Deluxe	Kennametal	Toro
Dentsply	Kinross Gold	Tower International
Dex One	Leggett and Platt	Trinity Industries
Dollar Thrifty Automotive Group	Life Technologies	Tronox
Donaldson	Lincoln Electric	Tupperware Brands

A-1

Appendix B

ITT Corporation Annual Incentive Plan For Executive Officers

(amended and restated as of January 1, 2013)

1.    Purpose

The purpose of this ITT Corporation Annual Incentive Plan for Executive Officers (the “Incentive Plan”) is to provide incentive compensation in the form of a cash award to executive officers of ITT Corporation (the “Company”) for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executive officers of the highest caliber.

It is intended that compensation payable under the Incentive Plan will qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder, if such qualification is desired.

2.    Plan Administration

The Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as constituted by the Board from time to time, shall be comprised completely of “outside directors” as defined under Section 162(m) of the Code.

The Committee shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.

Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power, to the extent permitted by law, to delegate its authority to any officer or employee of the Company to administer and interpret the procedural aspects of the Incentive Plan, subject to the terms of the Incentive Plan, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that except as necessary to maintain an outstanding incentive award’s qualification as performance-based compensation under Section 162(m) of the Code (“Performance-Based Compensation”), no amendments shall adversely affect or impair the rights of any participant that have previously accrued hereunder, without the written consent of the participant. Unless otherwise prohibited by applicable law, any amendment required to cause an incentive award to qualify as Performance-Based Compensation may be made by the Committee. No amendment to the Incentive Plan may be made to alter the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4 hereof or the maximum incentive award payable to any participant without shareholder approval unless shareholder approval of the amendment is not required in order for incentive awards paid to participants to constitute Performance-Based Compensation.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.

3.    Eligible Executives

Executive officers of the Company and its subsidiaries, as defined by the Securities Exchange Act of 1934, Rule 3b-7, as that definition may be amended from time to time, shall be eligible to participate in the Incentive Plan. The Committee shall select from all eligible executive officers, those to whom incentive awards shall be granted under the Incentive Plan.

4.    Plan Year, Performance Periods, Performance Measures and Performance Targets

Each fiscal year of the Incentive Plan (the “Plan Year”) shall begin on January 1 and end on December 31. The performance period (the “Performance Period”) with respect to which incentive awards may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.

The Committee shall establish the performance measures (the “Performance Measures”) to be used which may include, one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales (including organic revenue); (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets; (xix) total shareholder return; (xx) return on invested or total capital and (xxi) economic value added.

In addition, to the extent consistent with Section 162(m) of the Code, Performance Measures may be based upon other objectives such as negotiating transactions or sales, implementation of Company policy, development of long-term business goals or strategic plans, negotiation of significant corporate transactions, meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries and/or other affiliates or joint ventures; provided however, that the measurement of any such Performance Measures must be objectively determinable.

All Performance Measures shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date (unless the modification of a Performance Measure to take into account such a change is pre-established in writing at the time the Performance Measures are established in writing by the Committee and/or the modification would not affect the ability of the incentive award to qualify as Performance-Based Compensation).

Notwithstanding the foregoing, incentive awards that are not intended to qualify as Performance-Based Compensation may be based on the Performance Measures described above or such other measures as the Committee may determine.

The Committee shall establish the performance targets (the “Performance Targets”) to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating groups, or operating units, as determined by the Committee. Performance Targets may be established on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee also shall establish with respect to each incentive award an objective formula to be used in calculating the amount of incentive award each participant shall be eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.

The Performance Measures and Performance Targets, which may be different with respect to each participant and each Performance Period, must be set forth in writing by the Committee within the first ninety (90) days of the applicable Performance Period or, if sooner, prior to the time when 25 percent of the relevant Performance Period has elapsed.

5.    Certification of Performance Targets and Calculation of Incentive Awards

After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Targets for the Performance Period were achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the incentive award. The Committee shall calculate the amount of each participant’s incentive award for such Performance Period based upon the Performance Measures and Performance Targets for such participant. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have no authority or discretion to increase the amount of any participant’s incentive award as so determined to the extent such incentive award is intended to qualify as Performance-Based Compensation, but it may reduce the amount or totally eliminate any such incentive award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the participant’s performance or unanticipated factors during the Performance Period. The Committee shall have the authority to increase or decrease the amount of an incentive award to the extent the incentive award is not intended to qualify as Performance-Based Compensation.

The maximum payment that may be made with respect to incentive awards under the Plan to any participant in any one calendar year shall be $8,000,000.

6.    Payment of Awards

Approved incentive awards shall be payable by the Company in cash to each participant, or to the participant’s estate in the event of the participant’s death, as soon as practicable (and in any event no later than 2-1/2 months) after the end of each Performance Period. No incentive award that is intended to qualify as Performance-Based Compensation may be paid under the Incentive Plan until the Committee has certified in writing that the relevant Performance Targets were achieved. If a participant is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the participant shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.

The Company retains the right to deduct from any incentive awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.

Notwithstanding the above, no incentive awards shall be paid under the Incentive Plan unless the Incentive Plan is approved by the requisite shareholders of the Company.

7.    Other Terms and Conditions

Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, incentive awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Incentive awards granted under the Incentive Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.

Nothing contained in the Incentive Plan shall give any participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of a participant.

8.    Acceleration Event.

An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”); (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which incentive awards may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company’s actual achievement of such Performance Measures as of the Acceleration Event. Payment of the incentive awards, for the full year, will be made to each participant, in cash, within five (5) business days following such Acceleration Event.

9.    Miscellaneous.

The Incentive Plan, as amended and restated, shall be effective as of January 1, 2013 subject to the approval of the requisite shareholders of the Company. Once approved, the Incentive Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any participant with respect to any prior award.

This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.

Annual Meeting of Shareholders

9:00 a.m., EDT on Tuesday, May 7, 2013

ITT Corporation Headquarters

1133 Westchester Avenue

White Plains, NY 10604

PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please indicate your intention to attend by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held at 9:00 a.m., EDT at ITT Corporation Headquarters, 1133 Westchester Avenue, White Plains, NY 10604:

The proxy materials for ITT’s 2013 Annual Meeting of Shareholders, including the 2012 Annual Report and the 2013 Notice and Proxy Statement are available on the Internet. To view these proxy materials, please visit https://www.proxydocs.com/itt.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M54806-P32409

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT CORPORATION

FOR THE ANNUAL MEETING TO BE HELD MAY 7, 2013

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Aris C. Chicles, Thomas M. Scalera and Burt M. Fealing, or any of them, each with full power of substitution as proxies, to vote all shares of ITT Corporation common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2013 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and at adjournments or postponements.

For participants in the ITT Salaried Investment and Savings Plan:

Under the savings plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). ITT Salaried Plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. on May 2, 2013. The trustee of the savings plans will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy, as designated herein, at the 2013 Annual Meeting of stockholders.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be dated and signed on the reverse side.)

ITT CORPORATION 1133 WESTCHESTER AVENUE WHITE PLAINS, NY 10604 WWW.ITT.COM

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day before the 2013 Annual Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M54805-P32409 KEEP THIS PORTION FOR YOUR RECORD
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.
Vote on Directors
1.	Election of eight members of the Board of Directors.	For	Against	Abstain
	Nominees:				Vote on Proposals		For	Against	Abstain
	1a. Denise L. Ramos 1b. Frank T. MacInnis 1c. Orlando D. Ashford	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2013.	☐	☐	☐
	1d. Peter D’Aloia 1e. Donald DeFosset, Jr.	☐ ☐	☐ ☐	☐ ☐	3.	Approval of the material terms of the ITT Corporation Annual Incentive Plan for Executive Officers.	☐	☐	☐
	1f. Christina A. Gold	☐	☐	☐
	1g. Richard P. Lavin 1h. Donald J. Stebbins	☐ ☐	☐ ☐	☐ ☐	4.	To approve, in a non-binding vote, the 2012 compensation of our named executive officers.	☐	☐	☐
	For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Please indicate if you plan to attend this meeting.	☐	☐
		Yes	No
(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date